As filed with the Securities and Exchange Commission on August 28, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BioMed Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	20-1142292
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

17190 Bernardo Center Drive

San Diego, California 92128

(858) 485-9840

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Alan D. Gold

Chairman, President and Chief Executive Officer

BioMed Realty Trust, Inc.

17190 Bernardo Center Drive

San Diego, California 92128

(858) 485-9840

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Craig M. Garner, Esq.

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, California 92130

(858) 523-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, $0.01 par value per share	5,000,000	—	—	—

(1)	This registration statement is filed pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, and includes solely 5,000,000 shares of common stock that were previously registered by BioMed Realty Trust, Inc. on Registration Statement No. 333-183670, filed on August 31, 2012, and were not sold thereunder. This registration statement also includes an indeterminate number of shares which may be issued by BioMed Realty Trust, Inc. with respect to such shares of common stock by way of a stock dividend, stock split or in connection with a stock combination, recapitalization, merger, consolidation or otherwise.
(2)	Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the filing fee of $4,245 related to the 5,000,000 shares of common stock included in this registration statement that were previously registered by BioMed Realty Trust, Inc. on Registration Statement No. 333-183670, filed on August 31, 2012, and were not sold thereunder, will continue to be applied to such unsold securities. In accordance with Rule 415(a)(6), no registration fee is due and Registration Statement No. 333-183670 will be deemed terminated as of the date of effectiveness of this registration statement.

PROSPECTUS

BioMed Realty Trust, Inc.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

5,000,000 Shares

Common Stock

We have adopted a dividend reinvestment and stock purchase plan to provide both existing stockholders and interested new investors with a convenient and cost-effective method to purchase shares of our common stock. Stockholders and other investors may begin participating in the plan by completing a plan enrollment form and returning it to Computershare Trust Company, N.A., as plan agent, who will administer the plan. Our common stock is listed on the New York Stock Exchange under the symbol “BMR.” On August 27, 2015, the last reported sale price of our common stock was $19.00 per share.

Some of the significant features of the plan are as follows:

•	If you are an existing stockholder, you may purchase additional shares of common stock by automatically reinvesting all or any part of the cash dividends paid on your shares of common stock. There is no minimum or maximum limitation on the amount of dividends you may reinvest in the plan.

•	If you are an existing stockholder, you may purchase additional shares of common stock by making optional cash purchases of between $100 and $10,000 in any calendar month. Optional cash purchases of our common stock in excess of this maximum may only be made with our prior written consent.

•	If you are not an existing stockholder, you may make an initial cash purchase of common stock of at least $100 with a maximum of $10,000. Initial optional cash purchases of our common stock in excess of this maximum may only be made with our prior written consent.

•	We may sell newly issued shares of common stock directly to the plan agent or instruct the plan agent to purchase shares of our common stock in the open market or in privately negotiated transactions, or elect a combination of these alternatives.

•	You can purchase shares of our common stock without per share purchase fees or charges. We will bear the expenses for open market purchases.

•	The purchase price for newly issued shares of common stock purchased directly from us will be the market price less a discount ranging from 0% to 5%, determined from time to time by us in accordance with the plan. The discount is initially set at 0%, but we may adjust that discount in our discretion at any time. This discount applies to either optional cash purchases or reinvested dividends. However, no discount will be available for shares of common stock purchased in the open market or in privately negotiated transactions.

•	Holders of shares of common stock in broker or nominee names may participate in the plan by instructing their brokers or nominees to reinvest dividends and make optional cash purchases on their behalf.

•	You may also make automatic monthly investments by authorizing electronic funds to be transferred from your banking or checking accounts. You may make an electronic fund transfer for as little as $100 per month, after the initial investment, but in no case for more than $10,000 per month.

Participation in the plan is entirely voluntary, and you may terminate your participation at any time. If you do not choose to participate in the plan you will continue to receive cash dividends, as declared, in the usual manner.

To assist us in complying with certain federal income tax requirements applicable to real estate investment trusts, or REITs, among other purposes, our charter contains certain restrictions relating to the ownership and transfer of our stock, including an ownership limit of 9.8% (in value or number of shares, whichever is more restrictive) on our common stock. See “Restrictions on Ownership and Transfer” beginning on page 18 of this prospectus.

You should consider the risks that we have described in “Risk Factors” on page 1 before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 28, 2015

References in this prospectus to “we,” “our,” “us” and “our company” refer to BioMed Realty Trust, Inc., a Maryland corporation, BioMed Realty, L.P., and any of our other subsidiaries. BioMed Realty, L.P. is a Maryland limited partnership of which we are the sole general partner and to which we refer in this prospectus as our operating partnership.

You should rely only on the information contained in this prospectus or incorporated by reference herein. We have not authorized anyone to provide you with information or make any representation that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus is correct on any date after the date of this prospectus, even though this prospectus is delivered or shares are sold pursuant to this prospectus at a later date. Since the date of the prospectus contained in this registration statement, our business, financial condition, results of operations and prospects may have changed.

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BIOMED REALTY TRUST

We operate as a fully integrated, self-administered and self-managed real estate investment trust, or REIT, focused on acquiring, developing, owning, leasing and managing laboratory and office space for the life science industry. Our tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. Our properties are generally located in markets with well-established reputations as centers for scientific research, including Boston, San Francisco, San Diego, Maryland, New York/New Jersey, Pennsylvania, North Carolina, Seattle and Cambridge (United Kingdom) and research parks located near or adjacent to universities and their related medical systems. At June 30, 2015, we owned or had interests in a property portfolio with an aggregate of approximately 18.4 million rentable square feet.

Our senior management team has significant experience in the real estate industry, principally focusing on properties designed for life science tenants. As of June 30, 2015, we had 247 employees.

Our principal offices are located at 17190 Bernardo Center Drive, San Diego, California 92128. Our telephone number at that location is (858) 485-9840. Our website is located at www.biomedrealty.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish to the Securities and Exchange Commission.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section below entitled “Forward-Looking Statements.”

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. This prospectus provides you with a general description of our common stock that we may sell pursuant to the dividend reinvestment and stock purchase plan, or the plan. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus omits various information, exhibits, schedules and undertakings included in the registration statement. You should read this prospectus together with additional information described below under the heading “Where You Can Find More Information” before you decide whether to invest in our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Securities and Exchange Commission at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of all or a portion of the registration statement can be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees. Our Securities and Exchange Commission filings, including our registration statement, are also available to you on the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-3, of which this prospectus is a part, including exhibits, schedules and amendments filed with, or incorporated by reference in, this registration statement, under the Securities Act with respect to the securities registered hereby. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the securities registered hereby, reference is made to the registration statement, including the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus are not necessarily complete and, where that contract or other document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of all or a portion of the registration statement can be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we file with the Securities and Exchange Commission, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this prospectus or in any document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus, in any other document we subsequently file with the Securities and Exchange Commission that also is incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus. We incorporate by reference the following documents we filed with the Securities and Exchange Commission:

•	our Annual Report on Form 10-K for the year ended December 31, 2014,

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015,

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015,

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 2, 2015,

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2015,

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2015,

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 28, 2015,

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 29, 2015,

•	our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 28, 2015,

•	the description of our common stock included in our registration statement on Form 8-A filed with the Securities and Exchange Commission on July 30, 2004, and

•	all documents filed by us with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering of the underlying securities.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the Securities and Exchange Commission, such information or exhibit is specifically not incorporated by reference in this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. A request should be addressed to BioMed Realty Trust, Inc., 17190 Bernardo Center Drive, San Diego, California 92128, Attention: Secretary or by telephone at (858) 485-9840.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents that we incorporate by reference herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Exchange Act). Also, documents we subsequently file with the Securities and Exchange Commission and incorporate by reference will contain forward-looking statements. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	adverse economic or real estate developments in the life science industry or in our target markets, including the inability of our tenants to obtain funding to run their businesses,

•	our dependence upon significant tenants,

•	our failure to obtain necessary outside financing on favorable terms or at all, including the continued availability of our unsecured line of credit,

•	general economic conditions, including downturns in foreign, domestic and local economies,

•	changes in interest rates and foreign currency exchange rates,

•	volatility in financial and securities markets,

•	defaults on or non-renewal of leases by tenants,

•	our inability to compete effectively,

•	increased operating costs,

•	our inability to successfully complete real estate acquisitions, developments and dispositions,

•	risks and uncertainties affecting property development and construction,

•	risks associated with tax credits, grants and other subsidies to fund development activities,

•	our failure to manage effectively our growth and expansion into new markets or to successfully operate acquired properties and operations,

•	our ownership of properties outside of the United States that subject us to different and potentially greater risks than those associated with our domestic operations,

•	risks associated with our investments in loans, including borrower defaults and potential principal losses,

•	reductions in asset valuations and related impairment charges,

•	the loss of services of one or more of our executive officers,

•	our failure to qualify or continue to qualify as a REIT,

•	our failure to maintain our investment grade credit ratings or a downgrade in our investment grade corporate credit ratings from one or more of the rating agencies,

•	government approvals, actions and initiatives, including the need for compliance with environmental requirements,

•	the effects of earthquakes and other natural disasters,

•	lack of or insufficient amounts of insurance,

•	risks associated with security breaches and other disruptions to our information technology networks and related systems, and

•	changes in real estate, zoning and other laws and increases in real property tax rates.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section above entitled “Risk Factors,” including the risks incorporated therein from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated by our future filings.

USE OF PROCEEDS

We will receive the net proceeds from any sale of common stock purchased by the plan agent directly from us. We intend to contribute the net proceeds from any sale of the securities pursuant to this prospectus to our operating partnership. Our operating partnership will subsequently use the net proceeds received from us to potentially acquire or develop additional properties and for general corporate purposes, which may include the repayment of existing indebtedness and improvements to the properties in our portfolio. Pending application of cash proceeds, we will invest the net proceeds in interest-bearing accounts and short-term, interest-bearing securities which are consistent with our intention to continue to qualify as a REIT for federal income tax purposes. We will not receive any proceeds from purchases of common stock by the plan agent in the open market or in privately negotiated transactions.

THE PLAN

The following description of the dividend reinvestment and stock purchase plan is set forth in a question and answer format. In addition to reading this description, we encourage you to read and consider the plan, which we have filed as an exhibit to the registration statement which includes this prospectus, and the information contained in the documents identified under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” elsewhere in this prospectus.

1. What is the purpose of the plan?

The purpose of the plan is to provide our stockholders and other investors with a convenient and economical method of purchasing shares of our common stock and/or investing all or a portion of their cash dividends in additional shares of our common stock without paying any per share purchase fees or service charges.

The plan also provides us with a means of raising additional capital if we elect to directly sell newly issued shares of common stock.

2. What are the benefits of the plan?

•	There are no service or per share purchase fees on purchases, and we will bear the expenses for open market purchases.

•	Participation is voluntary and automatic. All or any part of your quarterly stock dividends may be reinvested.

•	The automatic reinvestment of dividends will enable you to add to your investment in our company in a timely and systematic fashion.

•	In addition to being able to reinvest your dividends, if you are an existing stockholder, you may purchase additional shares of our common stock by making optional cash purchases of between $100 and $10,000 per calendar month. These optional cash purchases may be made occasionally or at regular intervals, subject to the restrictions described herein. You may make optional cash purchases even if dividends on your shares of common stock are not being reinvested under the plan. We may waive the maximum in our sole discretion and permit a larger investment.

•	If you are not presently one of our stockholders, you may become a participant in the plan by making an initial cash investment in our common stock of not less than $100 and not more than $10,000. We may waive this maximum, in our sole discretion, and permit a larger investment.

•	The purchase price for newly issued shares of our common stock purchased directly from us either through dividend reinvestment or optional cash purchases may be issued at a discount from the market price. We will periodically establish a discount rate ranging from 0% to 5%. The discount is initially set at 0%, but we may adjust that discount in our discretion at any time.

•	You may purchase fractional shares of our common stock under the plan. This means that you may fully invest your dividends and any optional cash purchases. Dividends will be paid on the fractional shares of our common stock which also may be reinvested in additional shares.

•	You may direct the plan agent to transfer, at any time and at no cost to you, all or a portion of your shares of common stock in the plan to a plan account for another person.

•	You can avoid the need for safekeeping of certificates for shares of common stock credited to your plan account and may submit to the plan’s agent, for safekeeping, certificates held by you and registered in your name. You do not have to worry about the stock certificates for your shares of common stock issued under the plan being lost or stolen or wonder where they are located.

•	You or any other person that is a holder of record of shares of our common stock may direct the plan agent to sell or transfer all or a portion of your shares held in the plan.

•	You will receive periodic statements reflecting all current activity in your plan accounts, including purchases, sales and latest balances, to simplify your record keeping.

3. What are the disadvantages of the plan?

•	Cash dividends that you reinvest will be treated for federal income tax purposes as a distribution received by you on the date we pay dividends and may create a liability for the payment of income tax without providing you with immediate cash to pay this tax when it becomes due.

•	We may, without giving you prior notice, change our determination as to whether the plan agent will purchase shares of our common stock directly from us or in the open market or in privately negotiated transactions from third parties, which will affect whether such shares will be sold to you at a discount. We will not, however, change our determination more than once in any three-month period.

•	No interest will be paid by us or the plan agent on dividends or optional cash payments held pending reinvestment or investment.

•	You will not know the actual number of shares purchased in any month on your behalf under the plan until after the applicable investment date.

•	Depending on the sale option you choose, you may have limited control regarding the timing of sales under the plan. Because the plan agent will effect sales under the plan only as soon as practicable after it receives instructions from you, you may not be able to control the timing of sales as you might for investments made outside the plan. The market price of the shares of our common stock may fluctuate between the time the plan agent receives an investment instruction and the time at which the shares of our common stock are sold. Sales of common stock credited to your account will involve a service fee per transaction to be deducted from the proceeds of the sale by the plan agent, in addition to any per share sale fees and transfer taxes on the sales.

•	Because purchases under the plan are only made as of the dividend payment date, in the case of dividends, or the applicable investment date, in the case of optional cash purchases, you have no control regarding the timing of your purchases under the plan. No discount will be available for shares acquired in the open market or in privately negotiated transactions. While a discount from market prices of up to 5% may be established for a particular month for shares purchased directly from us, a discount for one month will not insure the availability of a discount or the same discount in future months. Each month we may, without giving you prior notice, change or eliminate the discount. Further, in no event may we issue shares at a price less than 95% of the average of the high and low price of our common stock on the New York Stock Exchange, or NYSE, on the date such shares are credited to your account, including, for this purpose, any per share purchase fees or other expenses we bear on behalf of plan participants.

•	Because the purchase price for optional cash purchases of shares of common stock purchased directly from us under the plan is based on the 10-day average of the average of the high and low NYSE prices on each of the 10 trading days immediately preceding the applicable investment date, it is possible that the actual purchase price you pay for common stock purchased under the plan may be higher than the amount for which shares of common stock could have been purchased in the open market on the investment date.

•	Shares of common stock deposited in a plan account may not be pledged until the shares are withdrawn from the plan.

Your investment in the shares of common stock held in your account is no different than a direct investment in shares of our common stock. You bear the risk of loss and the benefits of gain from market price changes for all of your shares of common stock. NEITHER WE NOR THE PLAN AGENT CAN ASSURE YOU THAT SHARES OF OUR COMMON STOCK PURCHASED UNDER THE PLAN WILL, AT ANY PARTICULAR TIME, BE WORTH MORE OR LESS THAN THE AMOUNT YOU PAID FOR THEM.

4. Who will administer the plan?

The plan will be administered by our plan agent, Computershare Trust Company, N.A. We may designate a successor administrator as agent. The plan agent acts as agent for you, keeps records of your accounts, sends you regular account statements, and performs other duties relating to the plan. Common stock purchased for you under the plan will be held by the plan agent and may be registered in the name of the plan agent or its nominee on your behalf, unless and until you request that a stock certificate for all or part of the shares of common stock be issued, as more fully described under Question 22, “Will certificates be issued for share purchases?”

The address for the plan agent concerning any financial transaction processing, including enrollments, sales, withdrawals and deposits, is:

BioMed Realty Trust, Inc.

c/o Computershare

P.O. Box 30170

College Station, TX 77842-3170

You may also contact the plan agent by telephone for general inquiries at the following number. Please note that most transactions can be conducted over the telephone using the plan agent’s automated telephone system. Using the automated telephone system to issue certificates and sell plan shares provides private and automated transactions.

Telephone Number: (800) 522-6645

International Telephone Inquiries: 1-(201) 680-6578

For the Hearing Impaired (TDD): (800) 231-5469

You may enroll, obtain information and perform certain transactions through your online account at www.computershare.com/investor.

We may remove the plan agent, or the plan agent may resign, upon 30 calendar days’ prior written notice.

5. Who is eligible to participate?

Any stockholder whose shares of common stock are registered on our stock transfer books in his or her name, also referred to as a “registered holder,” or any stockholder whose shares of common stock are registered in a name other than his or her name, for example, in the name of a broker, bank or other nominee, also referred to as a “beneficial owner,” may participate in the plan. If you are a registered holder, you may participate in the plan directly. If you are a beneficial owner, you must either become a registered holder by having those shares transferred so that they are registered under your name or you must make arrangements with your broker, bank or other nominee to participate in the plan on your behalf.

In addition, if you are an interested investor who is not a stockholder, you may participate in the plan by making an initial optional cash purchase of common stock of not less than $100 or more than $10,000, unless we approve in writing your request for a waiver of this limit. See Question 15, “May a stockholder request a waiver of the purchase limitation?”

Your right to participate in the plan is not transferable to another person apart from your transfer of the underlying shares of common stock. We reserve the right to exclude from participation in the plan anyone who utilizes the plan to engage in short-term trading activities that cause aberrations in the trading volume of our common stock.

If you reside in a jurisdiction in which your participation in the plan would be unlawful, you will not be eligible to participate in the plan.

6. Are there limitations on participation in the plan other than those described above?

Foreign Law Restrictions. You may not participate in the plan if it would be unlawful for you to do so in the jurisdiction where you are a citizen or reside. If you are a citizen or resident of a country other than the United States, you should confirm that by participating in the plan you will not violate local laws governing, among other things, taxes, currency and exchange controls, stock registration and foreign investments.

REIT Qualification Restrictions. In order for us to maintain our qualification as a REIT, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code of 1986, as amended, or the Code, to include certain entities). We may terminate, by written notice at any time, any participant’s individual participation in the plan if such participation would be in violation of the restrictions contained in our charter, as amended or supplemented from time to time. These restrictions prohibit any stockholder, directly or indirectly, from actually or beneficially owning more than 9.8% in value of the aggregate of our outstanding shares of capital stock or more than 9.8% in value or in number of shares, whichever is more restrictive, of the aggregate of our outstanding shares of common stock (collectively, the “9.8% ownership limits”). Any attempted transfer or acquisition of capital stock that would create a direct or indirect ownership of capital stock in excess of these limits or otherwise result in our disqualification as a REIT will result in the automatic transfer of such capital stock to a trust for a charitable beneficiary. Our charter provides that capital stock subject to this limitation is subject to various rights that we have to enforce this limitation. This summary of the ownership limitation is qualified in its entirety by reference to our charter. We reserve the right to invalidate any purchases made under the plan that we determine, in our sole discretion, may violate the 9.8% ownership limits. Any grant of a request for waiver of the maximum monthly optional cash purchase will not be deemed to be a waiver of such ownership limits.

Exclusion from Plan for Short-Term Trading or Other Practices. You should not use the plan to engage in short-term trading activities that could change the normal trading volume of the common stock. If you do engage in short-term trading activities, we may prevent you from participating in the plan. We reserve the right to modify, suspend or terminate participation in the plan by otherwise eligible holders of common stock, in order to eliminate practices which we determine, in our sole discretion, are not consistent with the purposes or operation of the plan or which may adversely affect the price of the common stock.

7. How do I enroll in the plan and become a participant?

You may enroll online or complete and sign the dividend reinvestment plan enrollment form and return it to the plan agent. We have enclosed an enrollment form and pre-addressed envelope with the prospectus for this purpose. Also, you may obtain an enrollment form at any time by requesting one from the plan agent at the address and telephone number set forth above. If you register shares in more than one name (e.g., joint tenants, trustees), all registered holders of those shares must sign the enrollment form exactly as their names appear on the account registration. If your securities are registered in the name of a broker, bank or other nominee, you must contact the broker, bank or nominee and request that they participate on your behalf.

If you are an interested investor who is not presently one of our stockholders, but desire to become a participant by making an initial investment in common stock, you may join the plan by enrolling online or by completing an initial enrollment form and forwarding it, together with the initial investment in U.S. funds by check payable to the plan agent, to the plan agent at the address on the enrollment form.

8. What does the enrollment form provide?

The enrollment form appoints the plan’s agent as your agent for purposes of the plan and directs the plan agent to apply to the purchase of additional shares of common stock all of the cash dividends on the specified number of shares of common stock owned by you on the applicable record date and designated by you to be reinvested through the plan. The enrollment form also directs the plan agent to purchase additional shares of common stock with any optional cash purchases that you may elect to make.

While the enrollment form directs the plan agent to reinvest cash dividends on all shares enrolled in the plan, you may also elect “partial dividend reinvestment” or “optional cash purchases only.” You may change the dividend reinvestment option at any time by logging into your account at www.computershare.com/investor, telephoning the plan agent, submitting a newly executed enrollment form to the plan agent or by writing to the plan agent. If you do not make an election on your enrollment form, the plan agent will reinvest all dividends paid on your shares. Any change in the number of shares with respect to which the plan agent is authorized to reinvest dividends must be received by the plan agent prior to the record date for a dividend to permit the new number of shares to apply to that dividend. For each method of dividend reinvestment, cash dividends will be reinvested on all shares other than those designated for payment of cash dividends in the manner specified above until you specify otherwise or withdraw from the plan altogether, or until the plan is terminated.

9. When will my participation in the plan begin?

You may join the plan at any time.

Your participation in the dividend reinvestment portion of the plan will commence on the next date we pay dividends as authorized by our board of directors and declared by us, provided the plan agent receives your enrollment form on or before the record date for the payment of the dividend. We have historically paid dividends on or about the 15th calendar day of each January, April, July and October, with the record date typically occurring 15 days prior to the dividend payment date. We cannot assure you that we will pay dividends according to this schedule in the future or at all, and nothing contained in the plan obligates us to do so. The plan does not represent a guarantee of future dividends.

Your participation in the optional cash purchase portion of the plan will commence on the next investment date, which will be the 26th day of the calendar month (unless the 26th calendar day is a Saturday, Sunday or bank holiday, in which case the investment date will be the first business day following the 26th calendar day of that month); provided your enrollment form and sufficient funds to be invested are received on or before the business day immediately prior to the investment date. Should the funds to be invested arrive after the applicable optional cash investment due date, those funds will be held without interest until they can be invested on the next investment date unless you request a refund from the plan agent.

Once enrolled, you will remain enrolled until you discontinue participation or until we terminate the plan.

10. How do I get a refund of an optional cash purchase if I change my mind?

You may obtain a refund of any optional cash purchase payment not yet invested by requesting, in writing, the plan agent to refund your payment. The plan agent must receive your request not later than two business days prior to the next investment date. If the plan agent receives your request later than the specified date, your cash purchase payment will be applied to the purchase of shares of common stock.

11. Will I be paid interest on funds held for optional cash purchases prior to investment?

You will not be paid interest on funds you send to the plan agent for optional cash purchases. Consequently, we strongly suggest that you deliver funds to the plan agent to be used for investment in optional cash purchases shortly prior to but not after the applicable optional cash investment due date so that they are not held over to the following investment date. If you have any questions regarding the applicable investment dates or the dates as of which funds should be delivered to the plan agent, you should write or telephone the plan agent at the address and telephone number included above.

You should be aware that because investments under the plan are made as of specified dates, you may lose any advantage that you otherwise might have from being able to control the timing of an investment. Neither we nor the plan agent can assure you a profit or protect you against a loss on shares of common stock purchased under the plan.

12. How many shares may be purchased by a participant during any month or year?

Reinvested dividends are not subject to any minimum or maximum.

Optional cash purchases are subject to a minimum investment of $100 and a maximum investment of $10,000 in any calendar month.

Initial optional cash purchases by investors that are not yet one of our stockholders are subject to a minimum of $100 and a maximum of $10,000.

The maximums for optional cash purchases may be waived by us in our sole and absolute discretion. You may request a waiver of such maximums by submitting a request for waiver which we must receive at least five business days prior to the investment date as described in Question 15, “May a stockholder request a waiver of the purchase limitation?”

Optional cash purchase amounts of less than $100, and, unless the maximum is waived, any optional cash purchases that exceed the maximum of $10,000 per calendar month, will be returned to you without interest.

13. At what price will shares be purchased?

Reinvested dividends. The purchase price for each share of common stock acquired through the plan by the reinvestment of dividends will be equal to:

•	in the case of newly issued shares of common stock, the average of the high and low prices on the NYSE on the applicable date we pay dividends less a discount ranging from 0% to 5%, currently set at 0%, provided, that if no trades of our common stock are reported on the NYSE on the date we pay dividends, the plan agent shall apply such reinvested dividends on the next trading day on which there are trades of our common stock reported on the NYSE; or

•	in the case of open market or privately negotiated transactions, the plan agent may combine a participant’s funds with funds of other participants and generally will batch purchase types (dividend and optional cash purchases) for separate execution by its broker. At the plan agent’s discretion these batches may be combined and executed by its broker. The plan agent may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in the shares, the plan agent’s broker may execute purchases for any batch or batches in multiple transactions and over more than one day. If different purchase types are batched, the price per share of the common shares purchased for each participant’s account, whether purchased with reinvested dividends, with initial cash investments or with optional cash, shall be the weighted average price of the specific batch for such shares purchased by the plan agent’s broker on that investment date.

Optional cash purchases under the maximum thresholds. The price of shares acquired through the plan as a result of optional cash purchases of $10,000 or less, will be equal to:

•	in the case of newly issued shares of common stock, the 10-day average of the average of the high and low NYSE prices on each of the 10 trading days immediately preceding the applicable investment date, less a discount ranging from 0% to 5%, currently set at 0%; or

•	in the case of open market purchases or privately negotiated transactions, the plan agent may combine a participant’s funds with funds of other participants and generally will batch purchase types (dividend and optional cash purchases) for separate execution by its broker. At the plan agent’s discretion these batches may be combined and executed by its broker. The plan agent may also direct its broker to execute each purchase type in several batches throughout a trading day. Depending on the number of shares being purchased and current trading volume in the shares, the plan agent’s broker may execute purchases for any batch or batches in multiple transactions and over more than one day. If different purchase types are batched, the price per share of the common shares purchased for each participant’s account, whether purchased with reinvested dividends, with initial cash investments or with optional cash, shall be the weighted average price of the specific batch for such shares purchased by the plan agent’s broker on that investment date.

Optional cash purchases made above the $10,000 maximum limit with our permission. If we elect to allow you to purchase in excess of $10,000 in any calendar month, the price will be equal to the greater of:

•	the 10-day average of the average of the high and low NYSE prices on each of the 10 trading days immediately preceding the applicable investment date, less a discount ranging from 0% to 5%, currently set at 0%; or

•	the average of the high and low NYSE prices on the investment date, less a discount ranging from 0% to 5%, currently set at 0%. See Question 14, “Are there limitations that apply to optional cash purchases made in excess of the maximum limit?” All shares of common stock purchased in excess of the maximum limit will be newly issued, and no shares will be acquired from open market purchases or privately negotiated transactions.

Maximum discount applicable to all dividend reinvestments and optional cash purchases. If the purchase price for our shares under the plan, less any per share purchase fees and any other costs of purchase paid by us, would be less than 95% of the average of the high and low NYSE prices for our shares on the date they are credited to your account under the plan, the number of shares credited to your account will be reduced so that such limitation is satisfied. This requirement is included in the plan in order to ensure compliance with certain tax rules applicable to REITs. Under those rules, in order to maintain the deductibility of our dividends, the purchase price for our shares of common stock is limited in the manner set forth above.

14. Are there limitations that apply to optional cash purchases made in excess of the maximum limit?

We will consider requests for optional cash purchases in excess of $10,000 on a case-by-case basis and approve or deny each request in our sole discretion based on a number of factors. See Question 15, “May a stockholder request a waiver of the purchase limitation?” All requests for a waiver must include your representation to us that:

•	you are not purchasing shares to engage in arbitrage activities;

•	you have not sold and will not sell shares of our common stock (including short sales) during the 10-day period immediately prior to the investment date; and

•	you are not engaging in an unlawful distribution of our common stock or engaging in underwriting activities as defined under applicable law.

As a condition to granting any requests for a waiver of the purchase limitation, we may require that you make additional representations to us relating to your beneficial interest in our securities, your trading activity in our common stock and your intention with respect to the shares you purchase pursuant to your request for a waiver of the purchase limitation.

15. May a stockholder request a waiver of the purchase limitation?

You may make optional cash purchases in excess of $10,000 during any calendar month only pursuant to a request for waiver approved by us in our sole and absolute discretion. A request for waiver should be sent to us by facsimile (858) 485-9843, Attention: Chief Financial Officer, by 2:00 p.m. Pacific Time, at least five business days prior to the investment date. In the event that a request for waiver is received by us after this date, the waiver will not be approved for that investment date and your optional cash purchase will be limited to $10,000 for that investment date. If your request for a waiver is not timely, or if we deny your request for a waiver, the plan agent will refund the entire amount without interest thereon. The request for waiver should not be sent to the plan agent. The request for waiver form will be furnished by us or the plan agent at the address and telephone number referenced above in Question 4, “Who will administer the plan?” We have sole and absolute discretion to grant any approval for optional cash purchases in excess of the allowable maximum amounts.

In deciding whether to approve a request for waiver, we will consider relevant factors, including, but not limited to:

•	the extent and nature of your participation in the plan;

•	our need for additional funds;

•	the attractiveness of obtaining the additional funds through the sale of common stock under the plan as compared to other sources of funds;

•	the purchase price likely to apply to any sale of common stock; and

•	the aggregate amount of optional cash purchases for which requests for waiver have been submitted by all participants.

If requests for waiver are submitted for any investment date for an aggregate amount in excess of the amount we are then willing to accept, we may honor those requests by any method that we determine to be appropriate. With regard to optional cash purchases made pursuant to a request for waiver, the plan does not provide for a predetermined maximum limit on the amount that you may invest or on the number of shares that may be purchased. We reserve the right to modify, suspend or terminate participation in the plan for any reason whatsoever including the elimination of practices that are not consistent with the purposes of the plan.

Any person who acquires shares of common stock through the plan and resells them shortly before or after acquiring them may be considered to be an underwriter within the meaning of the Securities Act. We have no arrangements or understandings, formal or informal, with any person relating to a distribution of shares to be received pursuant to the plan by such persons. See “Plan of Distribution.”

16. How and when will we determine whether shares of common stock will be newly issued or purchased in the market, and how and when will we establish a discount?

We may, without prior notice to you, change our determination as to whether common stock will be purchased by the plan agent directly from us, in the open market or in privately negotiated transactions from third parties or in a combination of both, in connection with the purchase of shares of common stock from reinvested dividends or from optional cash purchases. We will not, however, change our determination more than once in any three-month period.

You may not be able to depend on the availability of a market discount regarding shares acquired from newly issued company stock. While a discount from market prices of up to 5% may be established, the discount is subject to change from time to time and is also subject to discontinuance at our discretion at any time. We will not, however, change our determination more than once in any three-month period.

Not later than three business days prior to the investment date for the applicable month, you may obtain the discount applicable to the next investment date by telephoning us at (858) 485-9840. We will not offer a discount for common stock purchased in the open market or in privately negotiated transactions.

17. How many shares are being sold under the plan?

The plan agent may purchase shares (1) in the open market or privately negotiated purchases or (2) from our authorized but unissued shares of common stock, or a combination of both. There is no limit on the number of shares that the plan agent may purchase in the open market or pursuant to privately negotiated purchases, and initially 5,000,000 shares of common stock have been authorized to be newly issued and sold under the plan.

However, shares of common stock purchased by the plan agent for optional cash purchases made above the $10,000 maximum limit with our permission must be acquired from newly issued common stock and may not be acquired from open market purchases or privately negotiated transactions. See Question 13, “At what price will shares be purchased?”

Because we presently expect to continue the plan indefinitely, we expect to authorize additional shares from time to time as necessary for purposes of the plan.

18. When will shares be acquired under the plan?

If we elect to provide shares for the plan through newly issued stock, shares will be credited to your account as follows:

•	if you are an existing stockholder reinvesting some or all of your dividends automatically, shares will be issued and credited to your account as of the applicable date we pay dividends; provided, that if no trades of our common stock are reported on the NYSE on the date we pay dividends, the plan agent shall apply such reinvested dividends on the next trading day on which there are trades of our common stock reported on the NYSE; or

•	if you are making optional cash purchases, shares will be issued and credited to your account as of the applicable investment date. Shares will generally be made available within three business days following the investment date.

If we elect to acquire shares for the plan through the open market or in privately negotiated transactions, the plan agent will purchase the shares as soon as practicable on the applicable date we pay dividends or the applicable investment date, in the case of the reinvestment of dividends and optional cash purchases, respectively. The date these shares will be deemed acquired and credited to your account will be the date we pay dividends or the investment date.

We intend to make quarterly distributions to our stockholders in amounts sufficient to maintain our qualification as a REIT under the Code. All distributions will be made by us at the discretion of our board of directors and will depend upon our earnings and financial condition, the amount of distributions necessary to maintain our REIT status, applicable law and those other factors as our board of directors may deem relevant. There can be no assurance as to the declaration or payment of a dividend, and nothing contained in the plan obligates us to declare or pay any dividend on our common stock. The plan does not represent a guarantee of future dividends.

19. How are optional cash purchases made?

All plan participants are eligible to request optional cash purchases at any time. Other interested investors that are not one of our stockholders are also eligible to make an initial investment in common stock through an optional cash purchase by enrolling online or submitting an enrollment form.

You can make an optional cash investment when joining the plan by enclosing a check with the enrollment form. Thereafter, optional cash investments should be accompanied by the transaction request form located at the bottom of your statement or transaction advice. Using this form expedites the purchase and ensures proper posting of the shares to your account. Replacement statements may be requested by contacting the plan agent at (800) 522-6645.

Individuals who elect to make monthly purchases may do so by check or by Electronic Funds Transfer, or EFT. If the second option is chosen, your optional cash investment will be deducted from your checking or savings account on the 26th day of the calendar month (unless the 26th calendar day is a Saturday, Sunday or bank holiday, in which case your optional cash investment will be deducted on the first business day following the 26th calendar day of that month).

Optional cash payments may also be made by check drawn on a U.S. bank, in U.S. currency, payable to “Computershare/BioMed Realty Trust, Inc.” Mail the transaction request form attached to the bottom of your statement along with your check to the plan administrator using the address indicated in Question 4. Third party checks, money orders, cash and traveler’s checks will not be accepted and will be returned to sender. You may also make a one-time online investment by EFT from your checking or savings account at www.computershare.com/investor.

In the event that an optional cash investment check is returned unpaid for any reason or your designated bank account for EFT does not have sufficient funds for your authorized monthly deduction, the plan agent will immediately remove from your account any shares already purchased upon the prior credit for such funds. The plan agent will thereupon be entitled to sell any such shares to satisfy any uncollected amounts. If the net proceeds of the sale of such shares are insufficient to satisfy the balance of the uncollected amounts, the plan agent reserves the right to sell such additional shares from your account as may be necessary to satisfy the uncollected balance.

It is your responsibility to immediately notify the plan agent of any change in EFT information as it relates to your authorized monthly deductions. Changes to EFT information must be submitted to the plan agent online or in writing. Participants may call (800) 522-6645 and request a new enrollment package. You may also change your EFT information online at www.computershare.com/investor.

Participants will be charged a fee of $35.00 for returned checks and failed automatic EFT investments.

Optional cash purchases should be received by the plan agent at least one business day prior to the investment date. All optional cash purchases made in excess of the plan limit with our permission may be made only by wire transfer to the account referenced on the waiver form. Inquiries regarding other forms of payments and all other written inquiries should be directed to the plan agent at the address referenced herein.

20. What are the federal income tax consequences of participating in the plan?

For the federal income tax consequences of participating in the plan, see “Material United States Federal Income Tax Considerations.”

21. What if I have more than one account?

For purposes of the limitations discussed in this prospectus, we may aggregate all optional cash purchases for you if you have more than one account which uses the same social security or taxpayer identification number. If you are unable to supply a social security or taxpayer identification number, your participation may be limited by us to only one plan account. Also for the purpose of these limitations, all plan accounts that we believe to be under common control or management or to have common ultimate beneficial ownership may be aggregated. Unless we have determined that reinvestment of dividends and optional cash purchases for each account would be consistent with the purposes of the plan, we will have the right to aggregate all of these accounts and to return, without interest, any amounts in excess of the investment limitations.

22. Will certificates be issued for share purchases?

Share certificates will not be issued unless a request is made to the plan agent. All shares purchased pursuant to the plan may be held together in the name of the plan agent or its nominee and credited to each individual account in “book-entry” form. This service protects against the loss, theft, or destruction of certificates representing shares of common stock. Upon your request, upon your withdrawal from the plan or upon termination of the plan, the plan agent will have certificates issued and delivered for all full shares credited to your account. Certificates will be issued only in the same names as those enrolled in the plan. In no event will certificates for fractional shares be issued. There may be a fee for certificate issuance.

23. May I add shares of common stock to my account by transferring stock certificates that I possess?

You may send to the plan for safekeeping all common stock certificates which you hold. The safekeeping of shares offers the advantage of protection against loss, theft or destruction of certificates as well as convenience, if and when shares are sold through the plan. All shares represented by certificates will be kept for safekeeping in “book-entry” form and combined with any full and fractional shares then held by the plan for you. To deposit certificates for safekeeping under the plan, you must submit the transaction request form attached to the bottom of your statement. Certificates should be sent by registered mail or traceable delivery service and insured for 3% of the value. Do not endorse the certificates or complete the assignment section. Stock certificates and the transaction request form as well as all other transaction processing, including safekeeping service, should be directed to the plan agent at:

BioMed Realty Trust, Inc.

c/o Computershare

211 Quality Circle, Suite 210

College Station, TX 77845

24. What reports will be sent to participants in the plan?

Unless you participate in the plan through a broker, bank or nominee, you will receive from the plan agent a detailed statement of your account following each dividend payment and when there is purchase activity in your account. These detailed statements will show total cash dividends received, optional cash purchases made, shares purchased, including fractional shares, and price paid per share in such year, and the total shares held in the plan. You should keep these statements to determine the tax basis for shares purchased pursuant to the plan.

If the purchase involves dividend reinvestment, then the statement will also show your total distribution and the amount of your dividend that was reinvested in shares of common stock. In addition, the plan agent will send to you a copy of the annual report, proxy statements and federal income tax information for reporting distributions in addition to any other reports that it may send as it sees fit.

The plan agent will send a statement following any sale activity in your account. In this statement, you will receive a check with a Form 1099-B and information regarding the trade such as sale price, shares sold, fees, net dollars and taxes, if any. The sale will be recapped on your quarterly dividend statement.

Both statements for purchases and sales will contain year-to-date summary information. You should keep these statements to determine the tax basis for shares purchased pursuant to the plan. Any participant that participates in the plan through a broker, bank or nominee, should contact that party for a similar statement.

25. How may I withdraw from the plan?

You may terminate participation in the plan by logging into your online account or submitting to the plan agent the transaction request form attached to the bottom of your statement. After the plan agent receives the termination notice, dividends will be sent to you in the usual manner and no further optional cash purchases may be made until and unless you re-enroll in the plan. Notice of termination must be received by the plan agent at least one business day before an investment date. Once termination has been effected, the plan agent will move all whole shares held under the plan to a book-entry Direct Registration System account or transfer the shares in accordance with your directions. Alternatively, you may specify in the termination notice that some or all of the shares be sold. Any fractional shares held in your account under the plan at the time of termination will be converted to cash at the average price the plan agent obtains for all shares sold on that particular trading day, net of any per share and service fees. If you dispose of all shares represented by certificates registered in your name on our books but do not give notice of termination under the plan, the plan agent will continue to reinvest dividends on shares held in your account under the plan until otherwise directed. If the request is received near the record date for a dividend, the plan agent, in its sole discretion, may either distribute such dividends in cash or reinvest them in shares on behalf of the withdrawing participant. If such dividends are reinvested, the plan agent will process the withdrawal as soon as practicable, but in no event later than five business days after the reinvestment is completed. There will be no cost to you with respect to termination of your reinvestment of dividends through the plan other than the applicable sales fee with respect to any shares or fractional shares sold.

If your plan account balance falls below one full share, the plan agent reserves the right to liquidate and remit the proceeds, less any applicable fees, to you at your address of record and to terminate your participation in the plan. We may also terminate the plan or your participation in the plan after written notice in advance mailed to you at the address appearing on the plan agent’s records. Participants whose participation in the plan has been terminated will have any whole shares held in their accounts moved to a book-entry Direct Registration System account or may have their shares transferred in accordance with their directions, and a check for the cash value of any fractional share held in any plan account so terminated less any applicable fees.

26. What happens if I sell or transfer shares of stock or acquire additional shares of stock?

You may instruct the plan agent to sell some or all of your shares held in your account as follows:

Batch Order: In a Batch Order, the plan agent will combine the shares you want to sell through the Plan with shares that are being sold by other Plan participants. Batch orders are submitted on each trading day, to the extent that there are sale requests. Sale instructions for batch orders received by the plan agent will be processed no later than 5 business days after the date on which the order is received (except where deferral is required under applicable federal or state laws or regulations), assuming the applicable market is open for trading and sufficient market liquidity exists. You may request a batch order sale by writing to the plan agent. All sales requests received in writing will be submitted as batch order sales. The plan agent will cause your shares to be sold in the open market within 5 business days of its receipt of your request. To maximize cost savings for batch order sale requests, the plan agent will seek to sell shares in round lot transactions. For this purpose the plan agent may combine each selling Plan participant’s shares with those of other selling Plan participants. In every case of a batch order sale, the price to each selling Plan participant will be the weighted average sale price obtained by the plan agent’s broker for each aggregate order placed by the plan agent and executed by the broker, less a service charge of $15.00 and a per share processing fee of $0.12 per share sold.

Market Order: A Market Order is a request to sell your shares at the prevailing market price when the trade is executed. You may request a market order sale only online at www.computershare.com/investor or by calling the plan agent directly at (800) 522-6645. Market order sale requests made in writing will be submitted as batch order sales. Market order sale requests received online or by telephone will be placed promptly upon receipt during normal market hours (9:30 a.m. to 4:00 p.m. Eastern Time). Any orders received after 4:00 p.m. Eastern Time will be placed promptly on the next trading day. The price will be the market price for shares obtained by the plan agent’s broker, less a service and processing fee. The plan agent will use commercially reasonable efforts to honor requests by participants to cancel market orders placed outside of market hours. Depending on the number of shares being sold and current trading volume in the shares, a market order may only be partially filled or not filled at all on the trading day in which it is placed, in which case the order, or remainder of the order, as applicable, will be cancelled at the end of such day. To determine if your shares were sold, you should check your account online at www.computershare.com/investor or call the plan agent directly at (800) 522-6645. If your market order sale was not filled and you still want the shares to be sold, you will need to re-enter the sale request. Market Orders are subject to a $25.00 service charge and per share processing fees of $0.12 per share sold.

Day Limit Order: A Day Limit Order is an order to sell your shares when and if the stock reaches a specific price on a specific day. The order is automatically cancelled if the price is not met by the end of that trading day (or, for orders placed outside of market hours, the next trading day). Depending on the number of shares being sold and current trading volume in the shares, your order may only be partially filled, in which case the remainder of your order will be cancelled. The order may be cancelled by the applicable stock exchange, by the plan agent at its sole discretion or, if the plan agent’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the plan agent directly at (800) 522-6645. Day limit orders are subject to a $25.00 service charge and per share processing fees of $0.12 per share sold.

Good-Til-Cancelled (GTC) Limit Order: A GTC Limit Order is an order to sell your shares when and if the stock reaches a specific price at any time while the order remains open (generally up to 30 days). Depending on the number of shares being sold and current trading volume in the shares, sales may be executed in multiple transactions and may be traded on more than one day. If shares trade on more than one day, a separate fee will be charged for each day. The order (or any unexecuted portion thereof) is automatically cancelled if the price is not met by the end of the order period. The order also may be cancelled by the NYSE, by the plan agent at its sole discretion or, if the plan agent’s broker has not filled the order, at your request made online at www.computershare.com/investor or by calling the plan agent directly at (800) 522-6645. GTC limit orders are subject to a $25.00 service charge and per share processing fees of $0.12 per share sold.

All per share fees described in this Question 26 include any brokerage commissions the plan agent is required to pay. All sales requests processed over the telephone by a customer service representative entail an additional fee of $15.00. Any fractional share will be rounded up to a whole share for purposes of calculating the per share fee. Fees are deducted from the proceeds derived from the sale. The plan agent may, under certain circumstances, require a transaction request to be submitted in writing. Please contact the plan agent to determine if there are any limitations applicable to your particular sale request. Proceeds are normally paid by check, which are distributed within 24 hours after your sale transaction has settled. Instructions sent to the plan administrator to sell shares are binding and may not be rescinded. If you sell shares online through a Market Order, Day Limit Order or GTC Limit Order, you may choose to receive sales proceeds in a foreign currency or direct deposit. These services are subject to additional fees and additional terms and conditions, which you must agree to when submitting the transaction.

All sales are subject to market conditions, system availability and other factors. The actual sale date or price received for any shares sold through the Plan may not be guaranteed.

If you have elected to have dividends automatically reinvested in the plan and subsequently sell or transfer all or any part of the shares registered in your name, automatic reinvestment will continue as long as shares are registered in your name or held for you by the plan agent or until termination of enrollment. Similarly, if you have elected the full or partial dividend reinvestment option under the plan and subsequently acquire additional shares registered in your name, dividends paid on the shares will automatically be reinvested until termination of enrollment. If, however, you have elected the optional cash purchases only option and subsequently acquire additional shares that are registered in your name, dividends paid on the shares will not be automatically reinvested under the plan unless you change your enrollment to indicate your desire to reinvest dividends.

27. How may I transfer all or a part of my shares held in the plan to another person?

Please visit the plan agent’s Transfer Wizard at www.computershare.com/transferwizard. The Transfer Wizard will guide you through the transfer process, assist you in completing the transfer form, and identify other necessary documentation you may need to provide. All transfers will be subject to the limitations on ownership and transfer provided in our charter which are summarized below and which are incorporated into this prospectus by reference.

28. How will my shares be voted?

For any meeting of stockholders, you will receive proxy materials in order to vote all shares held by the plan for your account. All shares will be voted as designated by you or may be voted in person at the meeting of stockholders. If no instructions or executed proxies are received, the shares will not be voted. If you hold your shares through a broker, bank or nominee, that person will receive the proxy materials and you will need to contact that person in order to vote your shares.

29. Who pays the expenses of the plan?

We will pay all day-to-day costs of the administration of the plan. We will pay for all service fees and per share fees associated with your purchases under the plan. You will only be responsible for applicable fees associated with your sales of shares of common stock attributable to you under the plan.

30. What are our or the plan agent’s responsibilities under the plan?

Neither we, any of our agents nor the plan agent will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claims of liability arising out of (1) a failure to terminate a participant’s account upon the participant’s death or adjudication of incompetence prior to the receipt of notice in writing of the death or adjudication of incompetence, (2) the prices at which shares are purchased or sold for the benefit of a participant’s account, (3) the times when purchases are made or (4) fluctuations in the market value of the common stock. Neither we, any of our agents nor the plan agent has any duties, responsibilities or liabilities except as expressly set forth in the plan or as imposed by applicable laws, including, without limitation, federal securities laws. None of our directors, officers, employees or stockholders will have any personal liability under the plan. We, any of our agents and the plan agent will be entitled to rely on completed forms and the proof of due authority to participate in the plan, without further responsibility of investigation or inquiry. You should recognize that we cannot assure a profit or protect against a loss on the shares purchased by you under the plan and we take no position on whether you should participate in the plan.

31. What happens if we issue a stock dividend or subscription rights, declare a stock split or make any other distribution in respect of shares of our common stock?

You will automatically receive a credit to your plan account for any stock dividend, stock split or other distribution in respect of our shares of common stock that we may declare. In the event that we make available to the holders of our common stock subscription rights to purchase additional shares of common stock or other securities, the plan agent will sell the rights accruing to all shares held by the plan agent for participants and will apply the net proceeds of the sale to the purchase of common stock with the next monthly optional cash purchase. If you do not want the plan agent to sell the rights and invest the proceeds, you can notify the plan agent by submitting an updated enrollment form and you can request distribution of subscription or other purchase rights directly to yourself. In the event these rights are not saleable or detachable, the plan will hold the rights for your benefit.

This will permit you to personally exercise, transfer or sell the rights on the shares. The processing of dividend reinvestments or optional cash purchases may be curtailed or suspended until the completion of any stock dividend, stock split or other distribution.

32. May shares in my account be pledged?

You may not pledge shares credited to your or any other participant’s account and any purported pledge will be void. If you wish to pledge shares, those shares must be withdrawn from the plan.

33. May the plan be changed or terminated?

We may amend, modify, suspend or terminate the plan at any time. You will be notified by the plan agent in writing of any substantial modifications made to the plan. Any amendment may include an appointment by the plan agent in its place of a successor agent under the terms and conditions set forth herein, in which event we are authorized to pay the successor for the account of each participant, all dividends and distributions payable on common stock held by the participant under the plan for application by the successor as provided herein. Notwithstanding the foregoing, this action will not have any retroactive effect that would prejudice your interests.

34. Are there any risks associated with the plan?

Your investment in shares held in your plan account is no different from your investment in shares held directly. Neither we nor the plan agent can assure you a profit or protect you against a loss on the shares that you purchase. You bear the risk of any loss and enjoy the benefits of any gain from market price changes with respect to such shares. You should read carefully the risk factors described in our Securities and Exchange Commission filings before investing in our common stock. See “Risk Factors” on page 1 of this prospectus.

35. How will you interpret and regulate the plan?

We will interpret, regulate and take any other action in connection with the plan that we deem reasonably necessary to carry out the plan. We may adopt rules and regulations to facilitate the administration of the plan. As a participant in the plan, you will be bound by any actions taken by us or the plan agent.

36. What law governs the plan?

The plan will be governed by the laws of the State of Maryland, our state of incorporation.

DESCRIPTION OF CAPITAL STOCK

This prospectus describes the general terms of our capital stock. For a more detailed description of these securities, you should read the applicable provisions of the Maryland General Corporation Law, or MGCL, and our charter and bylaws, as amended and supplemented from time to time. Copies of our existing charter and bylaws are filed with the Securities and Exchange Commission and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Common Stock

Our charter provides that we may issue up to 300,000,000 shares of our common stock, $0.01 par value per share. Our charter authorizes our board of directors to amend our charter to increase or decrease the number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. As of August 27, 2015, 203,567,695 shares of our common stock were issued and outstanding. Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations.

All shares of our common stock offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on transfer and ownership of stock, holders of shares of our common stock are entitled to receive dividends on such stock if, as and when authorized by our board of directors out of assets legally available therefor and declared by us and to share ratably in the assets of our company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all known debts and liabilities of our company.

Subject to the provisions of our charter regarding the restrictions on transfer and ownership of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of our charter regarding the restrictions on transfer and ownership of stock, shares of our common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with, or convert into, another entity, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless such action is advised by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides, except with respect to an amendment to the section relating to the removal of directors and the corresponding reference in the general amendment provision, that the foregoing items may be approved by a majority of all the votes entitled to be cast on the matter. However, Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Because operating assets may be held by a corporation’s subsidiaries, as in our situation, this may mean that our subsidiary can merge or transfer all of its assets without a vote of our stockholders.

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on transfer and ownership of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series.

Power to Increase Authorized Stock and Issue Additional Shares of Our Common Stock

We believe that the power of our board of directors to amend our charter to increase the number of authorized shares of stock or the number of shares of any class or series of stock, to authorize us to issue additional authorized but unissued shares of our common stock and to classify or reclassify unissued shares of our common stock and thereafter to authorize us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series of stock, as well as the common stock, will be available for issuance without further action by our stockholders, unless stockholder consent is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not currently intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our stockholders or otherwise be in their best interest.

Preferred Stock

Our charter provides that we may issue up to 15,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors to amend our charter to increase or decrease the number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval.

Our charter authorizes our board of directors to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued shares of any class or series. Prior to issuance of shares of each class or series, our board of directors is required by the MGCL and our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series.

The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of our common stock. Although the board of directors does not have the intention at this present time, it could establish a series of preferred stock, that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for our common stock or otherwise be in the best interest of the holders thereof. Management believes that the availability of preferred stock will provide our company with increased flexibility in structuring possible future financing and acquisitions and in meeting other needs that might arise.

Under Maryland law, our stockholders generally are not liable for our debts or obligations.

Restrictions on Ownership and Transfer

To assist us in complying with certain United States federal income tax requirements applicable to REITs, we have adopted certain restrictions relating to the ownership and transfer of our stock. See “Restrictions on Ownership and Transfer.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Shareowner Services LLC.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

The following summary with respect to restrictions on ownership and transfer of our stock sets forth certain general terms and provisions of our charter. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our charter. Copies of our existing charter documents are filed with the Securities and Exchange Commission and are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

In order for us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Our charter contains restrictions on the amount of shares of our stock that a person may own. No person may acquire or hold, directly or indirectly, in excess of 9.8% in value of the aggregate of our outstanding shares of capital stock. In addition, no person may acquire or hold, directly or indirectly, common stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the aggregate of our outstanding shares of common stock.

Our charter further prohibits (1) any person from owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (2) any person from transferring shares of our stock if the transfer would result in our stock being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to a trust, as described below, is required to give us immediate written notice (or, in the case of a proposed or attempted transaction, at least 15 days’ prior written notice) and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

Our board of directors may, in its sole discretion, waive the ownership limit with respect to a particular stockholder if it:

•	determines that such ownership will not cause any individual’s beneficial or constructive ownership of shares of our capital stock to result in our being “closely held” under Section 856(h) of the Code or that any exemption from the ownership limit will not jeopardize our status as a REIT, and

•	determines that such stockholder does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned in whole or in part by us) that would cause us to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant or that any such ownership would not cause us to fail to qualify as a REIT under the Code.

As a condition of our waiver, our board of directors may require an opinion of counsel or Internal Revenue Service, or IRS, ruling satisfactory to our board of directors, and/or representations or undertakings from the applicant with respect to preserving our REIT status.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void and the intended transferee will not acquire any rights in the shares of stock. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends, to vote the shares, or to any other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of a charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust must be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee (net of any commissions and other expenses of the sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and distributions which have been paid to the proposed transferee and are owed to the trustee. Any net sales proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares will be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess must be paid to the trustee upon demand.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee. We may reduce the amount payable to the proposed transferee by the amount of dividends and distributions which have been paid to the proposed transferee and are owed by the proposed transferee to the trustee.

If any shares of our stock are represented by certificates, such certificates will bear a legend referring to the restrictions described above.

Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner will provide us with such additional information as we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder will upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF BIOMED REALTY, L.P.

The material terms and provisions of the Agreement of Limited Partnership of BioMed Realty, L.P., as amended, which we refer to as the “partnership agreement,” are summarized below. For more detail, you should refer to the partnership agreement itself, which partnership agreement and any amendments are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” For purposes of this section, references to “we,” “our,” “us” and “our company” refer to BioMed Realty Trust, Inc.

Management of Our Operating Partnership

Our operating partnership, BioMed Realty, L.P., is a Maryland limited partnership that was formed on April 30, 2004. Our company is the sole general partner of our operating partnership, and we conduct substantially all of our business in or through it. As sole general partner of our operating partnership, we exercise exclusive and complete responsibility and discretion in its day-to-day management and control. We can cause our operating partnership to enter into certain major transactions including acquisitions, dispositions and refinancings, subject to limited exceptions. The limited partners of our operating partnership may not transact business for, or participate in the management activities or decisions of, our operating partnership, except as provided in the partnership agreement and as required by applicable law. Some restrictions in the partnership agreement restrict our ability to engage in a business combination as more fully described in “— Termination Transactions” below.

The limited partners of our operating partnership expressly acknowledged that we, as general partner of our operating partnership, are acting for the benefit of our operating partnership, the limited partners and our stockholders collectively. Our company is under no obligation to give priority to the separate interests of the limited partners or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on one hand and the limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or the limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders. We are not liable under the partnership agreement to our operating partnership or to any partner for monetary damages for losses sustained, liabilities incurred or benefits not derived by limited partners in connection with such decisions, so long as we have acted in good faith.

The partnership agreement provides that substantially all of our business activities, including all activities pertaining to the acquisition and operation of properties, must be conducted through our operating partnership, and that our operating partnership must be operated in a manner that will enable our company to satisfy the requirements for being classified as a REIT.

Transferability of Interests

Except in connection with a transaction described in “— Termination Transactions” below, we, as general partner, may not voluntarily withdraw from our operating partnership, or transfer or assign all or any portion of our interest in our operating partnership, without the consent of the holders of a majority of the limited partnership interests (including our limited partnership interest therein) except for permitted transfers to our affiliates. Currently, any transfer of units by the limited partners, except to us, as general partner, to an affiliate of the transferring limited partner, to other original limited partners, to immediate family members of the transferring limited partner, to a trust for the benefit of a charitable beneficiary, or to a lending institution as collateral for a bona fide loan, subject to specified limitations, will be subject to a right of first refusal by us and must be made only to “accredited investors” as defined in Rule 501 under the Securities Act.

Capital Contributions

We contributed to our operating partnership all of the net proceeds of our IPO as our initial capital contribution in exchange for a 91.5% partnership interest. Some of our directors, executive officers and their affiliates contributed properties and assets to our operating partnership and became limited partners and, together with other limited partners, initially owned the remaining 8.5% limited partnership interest. As of August 27, 2015, we owned a 97.5% partnership interest and other limited partners, including some of our directors, executive officers and their affiliates, owned the remaining 2.5% partnership interest (including long term incentive plan units).

The partnership agreement provides that we, as general partner, may determine that our operating partnership requires additional funds for the acquisition of additional properties or for other purposes. Under the partnership agreement, we are obligated to contribute the proceeds of any offering of stock as additional capital to our operating partnership. Our operating partnership is authorized to cause partnership interests to be issued for less than fair market value if we conclude in good faith that such issuance is in the best interests of our operating partnership.

The partnership agreement provides that we may make additional capital contributions, including properties, to our operating partnership in exchange for additional partnership units. If we contribute additional capital and receive additional partnership interests for the capital contribution, our percentage interests will be increased on a proportionate basis based on the amount of the additional capital contributions and the value of our operating partnership at the time of the contributions. Conversely, the percentage interests of the other limited partners will be decreased on a proportionate basis. In addition, if we contribute additional capital and receive additional partnership interests for the capital contribution, the capital accounts of the partners may be adjusted upward or downward to reflect any unrealized gain or loss attributable to the properties as if there were an actual sale of the properties at the fair market value thereof. Limited partners have no preemptive right or obligation to make additional capital contributions.

Our operating partnership could issue preferred partnership interests in connection with acquisitions of property or otherwise. Any such preferred partnership interests would have priority over common partnership interests with respect to distributions from our operating partnership, including the partnership interests that our wholly-owned subsidiaries own.

Amendments of the Partnership Agreement

Amendments to the partnership agreement requiring the approval of the partners may be proposed by us, as general partner, or by limited partners holding at least 25% of the units held by limited partners.

Generally, the partnership agreement may be amended, modified or terminated only with the approval of partners holding at least 50% of all outstanding units (including the units held by us as general partner and as a limited partner). However, as general partner, we will have the power to unilaterally amend the partnership agreement without obtaining the consent of the limited partners as may be required to:

•	add to our obligations as general partner or surrender any right or power granted to us as general partner for the benefit of the limited partners,

•	reflect the issuance of additional units or the admission, substitution, termination or withdrawal of partners in accordance with the terms of the partnership agreement,

•	set forth or amend the designations, rights, powers, duties and preferences of the holders of any additional partnership interests issued by our operating partnership,

•	reflect a change of an inconsequential nature that does not adversely affect the limited partners in any material respect,

•	cure any ambiguity, correct or supplement any provision of the partnership agreement not inconsistent with law or with other provisions of the partnership agreement, or make other changes concerning matters under the partnership agreement that will not otherwise be inconsistent with the partnership agreement or law,

•	satisfy any requirements, conditions or guidelines of federal or state law,

•	reflect changes that are reasonably necessary for us, as general partner, to maintain our status as a REIT,

•	modify the manner in which capital accounts are computed, or

•	amend or modify any provision of the partnership agreement in connection with a termination transaction.

Amendments that would convert a limited partner’s interest into a general partner’s interest (except as the result of the general partner acquiring such interest), modify the limited liability of a limited partner, alter a partner’s right to receive any distributions or allocations of profits or losses or materially alter or modify the redemption rights described below (other than a change to reflect the seniority of any distribution or liquidation rights of any preferred units issued in accordance with the partnership agreement), and the corresponding references in the general amendment section, must be approved by each limited partner that would be adversely affected by such amendment; provided that any such amendment does not require the unanimous consent of all the partners who are adversely affected unless the amendment is to be effective against all adversely affected partners.

In addition, without the written consent of limited partners holding a majority of the units, we, as general partner, may not do any of the following:

•	take any action in contravention of an express prohibition or limitation contained in the partnership agreement,

•	enter into or conduct any business other than in connection with our role as general partner of our operating partnership and our operation as a public reporting company and as a REIT,

•	acquire an interest in real or personal property other than through our operating partnership or our subsidiary partnerships,

•	withdraw from our operating partnership or transfer any portion of our general partnership interest, except to an affiliate, or

•	be relieved of our obligations under the partnership agreement following any permitted transfer of our general partnership interest.

Redemption/Exchange Rights

Limited partners have the right to require our operating partnership to redeem part or all of their units for cash based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption. Alternatively, we may elect to acquire those units in exchange for shares of our common stock. The exchange will be on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distributions and similar events. With each redemption or exchange, we increase our company’s percentage ownership interest in our operating partnership. Subject to applicable lock-up restrictions, limited partners who hold units may exercise this redemption right from time to time, in whole or in part, except when, as a consequence of shares of our common stock being issued, any person’s actual or constructive stock ownership would exceed our company’s ownership limits, or violate any other restriction as provided in our charter as described under the section entitled “Restrictions on Ownership and Transfer.” In all cases, unless we agree otherwise, no limited partner may exercise its redemption right for fewer than 1,000 units or, if a limited partner holds fewer than 1,000 units, all of the units held by such limited partner.

Issuance of Additional Units, Common Stock or Convertible Securities

As sole general partner, we have the ability to cause our operating partnership to issue additional units representing general and limited partnership interests. These additional units may include preferred limited partnership units. In addition, we may issue additional shares of our common stock or convertible securities, but only if we cause our operating partnership to issue to us partnership interests or rights, options, warrants or convertible or exchangeable securities of our operating partnership having parallel designations, preferences and other rights, so that the economic interests of our operating partnership’s interests issued are substantially similar to the securities that we have issued.

Tax Matters

We are the tax matters partner of our operating partnership. We have authority to make tax elections under the Code on behalf of our operating partnership.

Allocations of Net Income and Net Losses to Partners

The net income or net loss of our operating partnership generally will be allocated to us, as the general partner, and to the limited partners in accordance with our respective percentage interests in our operating partnership. However, in some cases losses may be disproportionately allocated to partners who have guaranteed debt of our operating partnership. The allocations described above are subject to special allocations relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Code and the associated Treasury regulations. See “Material United States Federal Income Tax Considerations — Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.”

Operations and Distributions

The partnership agreement provides that we, as general partner, will determine and distribute the net operating cash revenues of our operating partnership, as well as the net sales and refinancing proceeds, in such amount as determined by us in our sole discretion, quarterly, pro rata in accordance with the partners’ percentage interests.

The partnership agreement provides that our operating partnership will assume and pay when due, or reimburse us for payment of all costs and expenses relating to the operations of, or for the benefit of, our operating partnership.

Termination Transactions

The partnership agreement provides that our company may not engage in any merger, consolidation or other combination with or into another person, sale of all or substantially all of our assets or any reclassification or any recapitalization or change in our outstanding equity interests, each a termination transaction, unless in connection with a termination transaction either:

(1)	all limited partners will receive, or have the right to elect to receive, for each unit an amount of cash, securities, or other property equal to the product of:

•	the number of shares of our common stock into which each unit is then exchangeable, and

•	the greatest amount of cash, securities or other property paid to the holder of one share of our common stock in consideration of one share of our common stock in the termination transaction,

provided that, if, in connection with a termination transaction, a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of our common stock, each holder of units will receive, or will have the right to elect to receive, the greatest amount of cash, securities, or other property which such holder would have received had it exercised its redemption right and received shares of our common stock in exchange for its units immediately prior to the expiration of such purchase, tender or exchange offer and accepted such purchase, tender or exchange offer, or

(2)	the following conditions are met:

•	substantially all of the assets of the surviving entity are held directly or indirectly by our operating partnership or another limited partnership or limited liability company that is the surviving entity of a merger, consolidation or combination of assets with our operating partnership,

•	the holders of units own a percentage interest of the surviving entity based on the relative fair market value of the net assets of our operating partnership and the other net assets of the surviving entity immediately prior to the consummation of the transaction,

•	the rights, preferences and privileges of such unit holders in the surviving entity are at least as favorable as those in effect immediately prior to the consummation of the transaction and as those applicable to any other limited partners or non-managing members of the surviving entity, and

•	either (a) the limited partners may redeem their interests in the surviving entity for the consideration available to the common limited partners pursuant to the first paragraph in this section, or (b) the limited partners have the right to redeem their units (i) for cash on terms equivalent to those in effect with respect to their units immediately prior to the consummation of such transaction or (ii) if the ultimate controlling person of the surviving entity has publicly traded common equity securities, shares of those common equity securities, at an exchange ratio based on the relative fair market value of those securities and our common stock.

Term

Our operating partnership will continue in full force and effect until December 31, 2104, or until sooner dissolved in accordance with the terms of the partnership agreement or as otherwise provided by law.

Indemnification and Limitation of Liability

To the fullest extent permitted by applicable law, the partnership agreement requires our operating partnership to indemnify us, as general partner, and our officers, directors and any other persons we may designate from and against any and all claims arising from operations of our operating partnership in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that:

•	the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith, fraud or was the result of active and deliberate dishonesty,

•	the indemnitee actually received an improper personal benefit in money, property or services, or

•	in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

Similarly, we, as general partner of our operating partnership, and our officers, directors, agents and employees, are not liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission so long as we acted in good faith.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following is a summary of certain provisions of Maryland law and of our charter and bylaws. This description is not complete and is subject to, and qualified in its entirety by reference to, Maryland law and our charter and bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Our Board of Directors

Our charter and bylaws provide that our board of directors may establish the number of directors of our company as long as the number is not fewer than the minimum required under the MGCL nor, unless our bylaws are amended, more than 15. Except as may be provided by our board of directors in setting the terms of any class or series of preferred stock, any vacancy on the board of directors may be filled by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.

Pursuant to our charter, each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies.

Directors in uncontested elections are elected upon the affirmative vote of a majority of the total votes cast for and against such nominee at a duly called meeting of stockholders, and directors in contested elections are elected by a plurality of all of the votes cast. In both uncontested and contested elections, holders of shares of our common stock have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock will be able to elect all of our directors.

Removal of Directors

Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock, a director may be removed only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the provision in our bylaws authorizing our board of directors to fill vacant directorships, may preclude stockholders from removing incumbent directors, except upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Business Combinations

Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in certain circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:

•	any person who beneficially owns 10% or more of the voting power of our outstanding voting stock, or

•	an affiliate or associate of ours who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then-outstanding stock.

A person is not an interested stockholder if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between us and an interested stockholder or an affiliate of an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then-outstanding shares of voting stock, and

•	two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The statute permits various exemptions from its provisions, including business combinations that are approved or exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution exempting any business combination between us and any person from the business combination provisions of the MGCL, provided such business combination is first approved by our board of directors (including a majority of the directors who are not affiliates or associates of such person). However, this resolution may be altered or repealed in whole or in part at any time.

We can provide no assurance that our board of directors will not amend or rescind this resolution in the future. If this resolution is repealed, or our board of directors does not otherwise approve a business combination, the business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiring person, or by officers or by directors who are our employees, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third,

•	one-third or more but less than a majority, or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem for fair value any or all of the control shares (except those for which voting rights have previously been approved). Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or, if a meeting of stockholders is held at which the voting rights of such shares are considered and not approved, as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. We can provide no assurance that our board of directors will not amend or eliminate such provision in the future. Should this happen, the control share acquisition statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and with at least three independent directors to elect to be subject to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement to remove a director,

•	a requirement that the number of directors be fixed only by the vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

A corporation can elect into this statute by provision in its charter or bylaws or by a resolution of its board of directors. Furthermore, a corporation can elect to be subject to the above provisions regardless of any contrary provisions in its charter or bylaws.

Through provisions in our charter and bylaws unrelated to Subtitle 8,

•	the number of directors may be fixed only by the vote of the directors,

•	a two-thirds vote is required to remove any director from the board, and

•	unless called by our chairman of the board, chief executive officer, president or the board of directors, the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting is required to call a special meeting.

Amendment to Our Charter and Bylaws

Our charter may generally be amended only if declared advisable by our board of directors and approved by the affirmative vote of the stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter under consideration. However, the provision regarding director removal and the corresponding amendment provision may be amended only if advised by the board of directors and approved by the affirmative vote of the stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter. Our bylaws provide that only our board of directors may amend, alter or repeal our bylaws or adopt new bylaws.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only:

•	pursuant to our notice of the meeting,

•	by or at the direction of our board of directors, or

•	by a stockholder who is a stockholder of record both at the time of giving the stockholder’s notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our company’s notice of meeting may be brought before the meeting of stockholders and nominations of individuals for election to our board of directors may be made only:

•	by or at the direction of our board of directors, or

•	if the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the stockholder’s notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting, and has complied with the advance notice provisions set forth in our bylaws.

Generally, under our bylaws, a stockholder seeking to nominate a director or bring other business before our annual meeting of stockholders must deliver a notice to our secretary not later than 5:00 p.m., Pacific Time, on the 120th day nor earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the prior year’s annual meeting. For a stockholder seeking to nominate a candidate for our board of directors, the notice must describe various matters regarding the nominee, including name, address, occupation and number of shares held, and other specified matters. For a stockholder seeking to propose other business, the notice must include a description of the proposed business, the reasons for the proposal and other specified matters.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

The provisions of our charter on removal of directors and the advance notice provisions of the bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stockholders or otherwise be in their best interest. Likewise, if our company’s board of directors were to rescind the resolution exempting business combinations from the business combination provisions of the MGCL (or does not otherwise approve a business combination) or if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

Ownership Limit

Our charter provides that no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, (1) more than 9.8% in value of the aggregate of outstanding shares of our capital stock, or (2) more than 9.8% in value or number of shares, whichever is more restrictive, of the aggregate of outstanding shares of our common stock. We refer to this restriction as the “ownership limit.” For a more detailed description of this restriction and the constructive ownership rules, see “Restrictions on Ownership and Transfer.”

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material United States federal income tax considerations regarding our election to be taxed as a REIT and the acquisition, ownership and disposition of shares of our common stock. For purposes of this section under the heading “Material United States Federal Income Tax Considerations,” references to “BioMed,” “we,” “our,” and “us” mean only BioMed Realty Trust, Inc., and not its subsidiaries, except as otherwise indicated. This summary is based on current law, is for general information only and is not tax advice.

The information in this summary is based on current law, including:

•	the Code,

•	current, temporary and proposed Treasury regulations promulgated under the Code,

•	the legislative history of the Code,

•	current administrative interpretations and practices of the IRS, and

•	court decisions,

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the United States federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, the Treasury regulations, and administrative and judicial interpretations thereof. Future legislation, Treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect the tax considerations described in this prospectus. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT or regarding the tax consequences associated with participating in the plan, and the statements in this summary are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if so challenged. This discussion does not address any state, local or non-U.S. tax consequences, or any tax consequences arising under any federal tax other than the income tax, associated with the acquisition, ownership and disposition of our common stock or our election to be taxed as a REIT.

You are urged to consult your tax advisors regarding the tax consequences to you of:

•	participation in the plan;

•	the acquisition, ownership, and/or sale or other disposition of the common stock offered under this prospectus, including the federal, state, local, non-U.S. and other tax consequences,

•	our election to be taxed as a REIT for federal income tax purposes, and

•	potential changes in the applicable tax laws.

Participation in the Plan by U.S. Participants

The following summary describes certain United States federal income tax consequences of participating in the plan to U.S. participants. When we use the term “U.S. participant,” we mean a participant in the plan who, for United States federal income tax purposes is:

•	an individual who is a citizen or resident of the United States,

•	a corporation, or an entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•	a trust that (1) is subject to the primary supervision of a United States court and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If a partnership or other entity treated as a partnership for United States federal income tax purposes holds shares of our common stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding shares of our common stock are encouraged to consult their tax advisors.

Distributions you receive on shares of our common stock you hold in the plan and that are reinvested in additional shares will be treated for federal income tax purposes as a taxable stock distribution to you. If such shares are not issued at a discount, you will receive taxable dividend income (to the extent we have current or accumulated earnings and profits for federal income tax purposes) in an amount equal to the amount of cash dividend you could have received if you had not elected to reinvest that cash pursuant to the plan plus any brokerage commission paid by us, as described below. In the event such shares are issued at a discount, you will receive taxable dividend income in an amount equal to the fair market value of the shares of our common stock that you receive on the date we make distributions (to the extent we have current or accumulated earnings and profits for federal income tax purposes). For this purpose, we intend to take the position that the fair market value of the newly issued shares purchased with reinvested distributions equals the average of the high and low NYSE prices of our common stock on the date we make such distributions. You also will receive a Form 1099-DIV after the end of the year which will show for the year your total dividend income, your amount of any return of capital distribution and your amount of any capital gain dividend.

The IRS has indicated in certain private letter rulings that a participant in both the dividend reinvestment and optional cash purchase portions of a plan similar to our plan who makes an optional cash purchase under the plan will be treated as having received a distribution equal to the excess, if any, of the fair market value on the investment date of the common shares over the amount of the optional cash payment made by the participant. Certain other private letter rulings have held that a participant in the optional cash purchase portion of a plan who makes an optional cash purchase of shares under the plan at a discount will not be treated as having received a distribution. We presently intend to take the position that a holder who makes an optional cash purchase of common shares under the plan will be treated as having received a distribution equal to the excess, if any, of the fair market value on the investment date of the common shares, including any discount, over the amount of the optional cash payment made by the participant. We also intend to take the position that the fair market value for such determination will be equal to the average of the high and low NYSE prices of our common stock on the applicable investment date. Any such distribution would result in taxable dividend income, reduced basis in the shares of common stock, capital gain or some combination thereof, under the rules described above.

Under the plan, we will bear any per share fees related to the acquisition of, but not the sale of, shares of our common stock. The IRS has held in certain private letter rulings that brokerage commissions paid by a corporation with respect to open market purchases on behalf of participants in a dividend reinvestment plan or pursuant to the optional cash purchase features of a plan were to be treated as constructive distributions to participants who were shareholders of the corporation. In these rulings the IRS determined that the payment of these fees or commissions was subject to income tax in the same manner as distributions and includable in the participant’s cost basis of the shares purchased. Accordingly, to the extent that we pay brokerage commissions with respect to any open market or privately negotiated purchases made with reinvested dividends or optional cash purchases by the agent, we presently intend to take the position that shareholder participants received their proportionate amount of the commissions as distributions in addition to the amounts described above. We intend to take the position that administrative expenses of the plan paid by us are not constructive distributions to you.

Your tax basis in your common shares acquired under the dividend reinvestment features of the plan generally will equal the total amount of distributions you are treated as receiving, as described above. Your tax basis in your common shares acquired through an optional cash purchase under the plan generally will equal the total amount of any distributions you are treated as receiving, as described above, plus the amount of the optional cash payment. Your holding period for the shares of our common stock acquired under the plan will begin on the day following the date such shares were purchased for your account. Consequently, shares of our common stock purchased in different quarters will have different holding periods.

You will not realize any gain or loss when you receive certificates for whole shares of our common stock credited to your account, either upon your request, when you withdraw from the plan or if the plan terminates. However, you will recognize gain or loss when whole shares of our common stock or rights applicable to our common stock acquired under the plan are sold or exchanged. You will also recognize gain or loss when you receive a cash payment for a fractional share of our common stock credited to your account when you withdraw from the plan or if the plan terminates. The amount of your gain or loss will equal the difference between the amount you receive for your shares or fractional shares of our common stock or rights applicable to common stock, net of any costs of sale paid by you, and your tax basis of such shares.

Taxation of Our Company

General. We elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 2004. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Code commencing with our taxable year ended December 31, 2004, and we intend to continue to be organized and operate in this manner. However, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through our actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operated, in a manner so as to qualify or remain qualified as a REIT. See “— Failure to Qualify.”

Latham & Watkins LLP has acted as our tax counsel in connection with this prospectus and our election to be taxed as a REIT. Latham & Watkins LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 2004, we have been organized and have operated in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. Latham & Watkins LLP has no obligation to update its opinion subsequent to its date. Further, the anticipated income tax treatment described in this summary may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See “— Failure to Qualify.”

Provided we qualify for taxation as a REIT, we generally will not be required to pay federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that is generally required to pay income tax at the corporate level. Double taxation generally means income taxation that occurs once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay federal income tax as follows:

•	We will be required to pay tax at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

•	We may be required to pay the “alternative minimum tax” on our items of tax preference under some circumstances.

•	If we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property and for which an election is in effect.

•	We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (a) the amount by which we fail to satisfy the 75% gross income test and (b) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•	If we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

•	We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•	If we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then we generally will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

•	We will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to our tenants by a “taxable REIT subsidiary” of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by our taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length negotiations. See “— Penalty Tax.”

•	Certain of our subsidiaries that are C corporations, including our taxable REIT subsidiaries, generally will be required to pay United States federal corporate income tax on their earnings.

•	We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the stockholder in our common stock.

•	If we fail to comply with the requirement to send annual letters to our stockholders requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

•	We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property, sales and use, and other taxes on our assets and operations.

Requirements for Qualification as a Real Estate Investment Trust. The Code defines a “REIT” as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors,

(2)	that issues transferable shares or transferable certificates to evidence its beneficial ownership,

(3)	that would be taxable as a domestic corporation, but for special Code provisions applicable to REITs,

(4)	that is not a financial institution or an insurance company within the meaning of the Code,

(5)	that is beneficially owned by 100 or more persons,

(6)	not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year, and

(7)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) during the relevant time periods. In addition, our charter provides for restrictions regarding the ownership and transfer of our shares which are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our outstanding capital stock is contained in the discussion in this prospectus under the heading “Restrictions on Ownership and Transfer.” If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. Moreover, if our failure to satisfy the share ownership requirements is due to reasonable cause and not willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure. See the section below entitled “— Failure to Qualify.”

In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships and Limited Liability Companies. In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of the partnership. The assets and gross income of the partnership retain the same character in the hands of the REIT, including for purposes of satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership’s share of these items of any partnership in which it owns an interest, is treated as our assets and items of income for purposes of applying the requirements described in this summary, including the gross income and asset tests described below. A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is set forth below in “— Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies.” The treatment described above also applies with respect to the ownership of interests in limited liability companies that are treated as partnerships for tax purposes.

We have control of our operating partnership and, through our operating partnership, most of the subsidiary partnerships and limited liability companies and intend to continue to operate them in a manner consistent with the requirements for our qualification as a REIT. We and our operating partnership are limited partners or non-managing members in other partnerships and limited liability companies. If such a partnership or limited liability company were to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below. See “— Failure to Qualify.”

Ownership of Interests in Qualified REIT Subsidiaries. We may from time to time own and operate certain wholly-owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and we do not elect with the corporation to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation for federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit (as the case may be) of the parent REIT for all purposes under the Code, including the REIT qualification tests. Thus, in applying the federal income tax requirements described in this summary, any qualified REIT subsidiary we own is ignored, and all assets, liabilities, and items of income, gain, loss, deduction and credit of such subsidiary are treated as our assets, liabilities and items of income, gain, loss, deduction, and credit. A qualified REIT subsidiary is not subject to federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities described below under “— Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries. A taxable REIT subsidiary is a corporation (or an entity treated as a corporation) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with the REIT to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any entity treated as a corporation, other than a REIT, with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary’s debt to equity ratio and interest expense are not satisfied. A REIT’s ownership of securities of its taxable REIT subsidiaries will not be subject to the 10% or 5% asset tests described below. See “— Asset Tests.”

We currently hold interests in certain taxable REIT subsidiaries and may acquire securities in additional taxable REIT subsidiaries in the future.

Income Tests. We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year, we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions entered into after July 30, 2008, and certain foreign currency gains recognized after July 30, 2008, from (1) investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or (2) some types of temporary investments. Second, in each taxable year, we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, certain designated hedges of indebtedness, and certain foreign currency gains recognized after July 30, 2008, from the real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•	The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales,

•	Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is also our taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary,

•	Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property leased in connection with a lease of real property exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and

•	We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we are permitted to employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants, without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

We generally do not intend, and as a general partner of our operating partnership, do not intend to permit our operating partnership, to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we conclude, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value of such property.

Income we receive that is attributable to the rental of parking spaces at the properties generally will constitute rents from real property for purposes of the gross income tests if certain services provided with respect to the parking facilities are performed by independent contractors from whom we derive no revenue, either directly or indirectly, or by a taxable REIT subsidiary, and certain other conditions are met. We believe that the income we receive that is attributable to parking facilities meets these tests and, accordingly, will constitute rents from real property for purposes of the gross income tests.

From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. The term “hedging transaction” generally means any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income we derive from a hedging transaction, including gain from the sale or disposition thereof, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction is entered into on or after January 1, 2005, and from the 75% gross income test to the extent such hedging transaction is entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction will be treated as nonqualifying income for purposes of the 75% gross income test if entered into on or prior to July 30, 2008 and will be treated as qualifying income for purposes of the 95% gross income test if entered into prior to January 1, 2005. To the extent that we do not properly identify such transactions as hedges, we hedge other risks or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure our hedging transactions in a manner that does not jeopardize our status as a REIT.

To the extent our taxable REIT subsidiaries pay dividends, we generally will derive our allocable share of such dividend income through our interest in our operating partnership. Such dividend income will qualify under the 95%, but not the 75%, gross income test. We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and we will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.

We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. Commencing with our taxable year beginning January 1, 2005, we generally may make use of the relief provisions if:

•	following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury regulations to be issued, and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “— Taxation of Our Company — General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

Prohibited Transaction Income. Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Our operating partnership intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with our operating partnership’s investment objectives. We and our operating partnership do not intend, and do not intend to permit any subsidiary partnerships or limited liability companies, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by our operating partnership or its subsidiary partnerships or limited liability companies are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.

Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.

We believe that, in all instances in which our taxable REIT subsidiaries provide services to our tenants, the fees paid to our taxable REIT subsidiaries for such services at arm’s-length rates, although the fees paid may not satisfy the safe harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm’s-length fee for tenant services over the amount actually paid.

Asset Tests. At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets, including our allocable share of the assets held by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds.

Second, not more than 25% of the value of our total assets may be represented by securities (including securities of one or more taxable REIT subsidiaries), other than those securities includable in the 75% asset test.

Third, of the investments included in the 25% asset class, and except for investments in other REITs, our qualified REIT subsidiaries and our taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Solely for purposes of the 10% value test, however, certain securities including, but not limited to “straight debt” securities having specified characteristics, loans to an individual or an estate, obligations to pay rents from real property and securities issued by a REIT, are disregarded as securities. In addition, commencing with our taxable year beginning January 1, 2005, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

Fourth, not more than 25% (20% for taxable years beginning before January 1, 2009) of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We believe that the value of our taxable REIT subsidiary has not exceeded, and believe that in the future it will not exceed, the limitations set forth above. So long as this subsidiary qualifies as our taxable REIT subsidiary, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of the securities of this subsidiary. We may acquire securities in other taxable REIT subsidiaries in the future.

With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied with the 25% value limitation, the 5% value limitation, the 10% voting securities limitation and the 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.

The asset tests described above must be satisfied at the close of each calendar quarter of our taxable year. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values unless we (directly or through our operating partnership or through our subsidiary partnerships and limited liability companies) acquire securities in the applicable issuer, increase our ownership of securities of such issuer (including as a result of increasing our interest in our operating partnership or other partnerships and limited liability companies which own such securities), or acquire other assets. For example, our indirect ownership of securities of each issuer will increase as a result of our capital contributions to our operating partnership or as limited partners exercise their redemption/exchange rights. If we fail to satisfy an asset test because we acquire securities or other property during a quarter, including as a result of an increase in our interest in our operating partnership, we may cure this failure by disposing of sufficient nonqualifying assets or acquiring sufficient qualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such actions within the 30 days after the close of any calendar quarter as may be required to cure any noncompliance.

Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (1) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (2) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period by taking steps including (1) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (3) disclosing certain information to the IRS.

Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any calendar quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or a reduction in our operating partnership’s overall interest in an issuer (including a taxable REIT subsidiary) will not be required. If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT. See “— Failure to Qualify” below.

Annual Distribution Requirements. To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income,” and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

For these purposes, our “REIT taxable income” is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

Also, our “REIT taxable income” will be reduced by any taxes that we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the ten-year period following our acquisition of such asset. See “Taxation of the Company — General.”

We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, the amount distributed must not be preferential — i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In this regard, the partnership agreement of our operating partnership authorizes us, as general partner, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements and to minimize our corporate tax obligation.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. If these timing differences occur, we may borrow funds to pay cash dividends or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements, while preserving our cash. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons.

Under certain circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.

Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year, at least the sum of 85% of our REIT ordinary income for such year, 95% of our REIT capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

For purposes of the distribution requirements and excise tax described above, distributions declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.

Like-Kind Exchanges. We may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Failure to Qualify

Specified cure provisions may be available to us in the event that we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status.

If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay tax, including any applicable alternative minimum tax, on our taxable income at regular corporate tax rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to our stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Our Operating Partnership, the Subsidiary Partnerships and the Limited Liability Companies

General. All of our investments are held through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that, unless they otherwise elect to be taxed as corporations that are either taxable REIT subsidiaries of ours or REITs, we believe have been, and will continue to be, treated as partnerships or disregarded entities for federal income tax purposes. In general, entities that are treated as partnerships (or disregarded entities) for federal income tax purposes are “pass-through” entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the entity, and generally are required to pay tax on this income, without regard to whether the partners or members receive a distribution of cash from the entity. We include in our income our pro rata share of the foregoing items for purposes of the various gross income tests, in the computation of our REIT taxable income and for purposes of the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of the assets held by our operating partnership, including its share of its subsidiary partnerships and limited liability companies, based on our capital interests in each such entity. See “— Taxation of Our Company.”

Entity Classification. Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of one or more of these entities as a partnership (or disregarded entity), as opposed to an association taxable as a corporation for federal income tax purposes. If our operating partnership, or a subsidiary partnership or limited liability company, were treated as an association, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “— Taxation of Our Company — Asset Tests” and “— Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “— Failure to Qualify” for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, a change in the tax status of our operating partnership’s or a subsidiary partnership’s or limited liability company’s status might be treated as a taxable event. In that case, we might incur a tax liability without any related cash distributions. We believe our operating partnership and each of our other partnerships and limited liability companies will be classified as a partnership or a disregarded entity for federal income tax purposes.

Allocations of Income, Gain, Loss and Deduction. A partnership or limited liability company agreement will generally determine the allocation of income and losses among partners or members, provided such allocations comply with the provisions of Section 704(b) of the Code and the related Treasury regulations. Generally, Section 704(b) of the Code and the related Treasury regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners or members. The operating partnership agreement generally provides that items of operating income and loss will be allocated to the holders of units in proportion to the number of units held by each such unit holder. Certain limited partners have agreed to guarantee debt of our operating partnership, either directly or indirectly through an agreement to make capital contributions to our operating partnership under limited circumstances. As a result of these guarantees or contribution agreements, and notwithstanding the foregoing discussion of allocations of income and loss of our operating partnership to holders of units, such limited partners could under limited circumstances be allocated a disproportionate amount of net loss upon a liquidation of our operating partnership, which net loss would have otherwise been allocable to us.

If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation would be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations promulgated thereunder.

Tax Allocations With Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company, must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution, as adjusted from time to time. These allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Appreciated property (i.e., property having an adjusted tax basis less than its fair market value at the time of contribution) has been contributed to our operating partnership in exchange for interests in our operating partnership. In addition, our operating partnership may, from time to time, acquired interests in property in exchange for interests in the operating partnership. In that case, the tax basis of these property interests will generally carry over to our operating partnership, notwithstanding their different book (i.e., fair market) value (this difference is referred to as a book-tax difference). The operating partnership agreement requires that income and loss allocations with respect to these properties be made in a manner consistent with Section 704(c) of the Code. Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. We and our operating partnership have agreed to use the “traditional method” for accounting for book-tax differences for the properties initially contributed to our operating partnership. Under the traditional method, which is the least favorable method from our perspective, the carryover basis of contributed interests in the properties in the hands of our operating partnership (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if any of the contributed properties were to have a tax basis equal to its respective fair market value at the time of the contribution and (2) could cause us to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to us as a result of such sale, with a corresponding benefit to the other partners in our operating partnership. An allocation described in clause (2) above might cause us or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect our ability to comply with the REIT distribution requirements. See “— Taxation of Our Company — Requirements for Qualification as a Real Estate Investment Trust” and “— Annual Distribution Requirements.” To the extent our depreciation is reduced, or our gain on sale is increased, stockholders may recognize additional dividend income without an increase in distributions.

Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.

Taxation of Holders of Our Common Stock

The following summary describes certain of the federal income tax consequences to you of acquiring, owning and disposing of our common stock. This summary assumes that you hold shares of our common stock offered by this prospectus as “capital assets” (generally, property held for investment within the meaning of Section 1221 of the Code). It does not address all the tax consequences that may be relevant to you in light of your particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, this discussion does not address the tax consequences relevant to persons who receive special treatment under the United States federal income tax law, except where specifically noted. Holders receiving special treatment include, without limitation:

•	financial institutions, banks and thrifts,

•	insurance companies,

•	tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Stockholders”),

•	“S” corporations,

•	traders in securities that elect to mark to market,

•	partnerships, pass-through entities and persons holding our common stock through a partnership or other pass-through entity,

•	holders subject to the alternative minimum tax,

•	regulated investment companies and REITs,

•	non-U.S. governments and international organizations,

•	broker-dealers or dealers in securities or currencies,

•	United States expatriates,

•	non-U.S. stockholders that are passive foreign investment companies or controlled foreign corporations,

•	holders who receive stock through the exercise of employee stock options or otherwise as compensation,

•	persons holding our common stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction, and

•	U.S. stockholders (as defined below) whose functional currency is not the United States dollar.

When we use the term “U.S. stockholder,” we mean a beneficial holder of our common stock who, for United States federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States,

•	a corporation, or an entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States or of any state thereof or in the District of Columbia,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•	a trust that (1) is subject to the primary supervision of a United States court and the control of one or more United States persons or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If a partnership or other entity treated as a partnership for United States federal income tax purposes holds shares of our common stock, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding shares of our common stock are encouraged to consult their tax advisors.

If you hold our common stock and are not a U.S. stockholder, partnership or entity classified as a partnership for United States federal income tax purposes, you are a “non-U.S. stockholder.”

Taxable U.S. Stockholders Generally

Distributions Generally. Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts that have previously been subject to corporate level taxation as discussed below, will be taxable to our taxable U.S. stockholders as ordinary income when actually or constructively received. See “— Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations or, except to the extent provided in “— Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. stockholders, including individuals. For purposes of determining whether distributions to holders of our common stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.

To the extent that we make distributions on our common stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. stockholder. This treatment will reduce the U.S. stockholder’s adjusted tax basis in its shares of our common stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. stockholder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. stockholders may not include in their income tax returns any of our net operating losses or capital losses.

Certain stock dividends will be taxable to recipient U.S. stockholders to the same extent as if paid in cash. See “Taxation of the Company — Annual Distribution Requirements” above. As a result, U.S. stockholders could recognize taxable income in excess of the cash received and may be required to pay tax with respect to such dividends in excess of the cash received.

Capital Gain Dividends. Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year. U.S. stockholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our stock for the year to the holders of our common stock in proportion to the amount that our total dividends, as determined for United States federal income tax purposes, paid or made available to the holders of our common stock for the year bears to the total dividends, as determined for United States federal income tax purposes, paid or made available to holders of all classes of our stock for the year. In addition, except as otherwise required by law, we may make a similar allocation with respect to any undistributed long term capital gains which are to be included in our stockholders’ long term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long term capital gains had been distributed as “capital gain dividends” by us to our stockholders.

Retention of Net Capital Gains. We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for federal income tax purposes) would be adjusted accordingly, and a U.S. stockholder generally would:

•	include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable,

•	be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. stockholder’s income as long-term capital gain,

•	receive a credit or refund for the amount of tax deemed paid by it,

•	increase the adjusted tax basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it, and

•	in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations. Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any “passive losses” against this income or gain. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of stock and income designated as qualified dividend income, described under “— Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Common Stock. If a U.S. stockholder sells or disposes of shares of our common stock, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held the common stock for more than one year at the time of such sale or disposition. If, however, a U.S. stockholder recognizes a loss upon the sale or other disposition of our common stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. stockholder received distributions from us which were required to be treated as long-term capital gains.

Information Reporting and Backup Withholding. We are required to report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a holder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See “— Taxation of Non-U.S. Holders.”

Taxation of Tax-Exempt Stockholders

Dividend income from us and gain arising upon a sale of shares of our common stock generally should not be unrelated business taxable income to a tax-exempt stockholder, except as described below. All or a portion of such dividend income will be unrelated business taxable income if a tax-exempt stockholder holds its shares as “debt-financed property” within the meaning of the Code, and all or a portion of such gain will be unrelated business taxable income if a tax-exempt stockholder holds its shares as debt-financed property or as inventory or property held primarily for sale to customers in the ordinary course of the trade or business of the tax-exempt stockholder. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as unrelated business taxable income as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on the transfer and ownership of our stock contained in our charter, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our stockholders. However, because our stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this is or will always be the case.

Taxation of Non-U.S. Stockholders

The following discussion addresses the rules governing United States federal income taxation of the purchase, ownership and disposition of our common stock by non-U.S. stockholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income taxation that may be relevant to a non-U.S. stockholder in light of its particular circumstances and does not address any state, local or non-U.S. tax consequences. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of federal, state, local and non-U.S. income tax laws on the purchase, ownership, and disposition of shares of our common stock, including any tax return filing and other reporting requirements.

Distributions Generally. Distributions (including any taxable stock dividends) that are neither attributable to gain from our sale or exchange of United States real property interests nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-U.S. stockholder of a United States trade or business (and, if required by an applicable income tax treaty, the non-U.S. stockholder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business (and, if required by an applicable treaty, attributable to a permanent establishment) generally will not be subject to withholding but will be subject to United States federal income tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. stockholders are subject to United States federal income tax. Any such dividends received by a non-U.S. stockholder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting United States federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. stockholder to the extent that such distributions do not exceed the non-U.S. stockholder’s adjusted tax basis in our common stock, but rather will reduce the adjusted tax basis of such common stock. To the extent that these distributions exceed the non-U.S. stockholder’s adjusted tax basis in our common stock, they will give rise to gain from the sale or exchange of such stock. The tax treatment of this gain is described below.

For withholding purposes, because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we expect to treat all distributions as made out of our current or accumulated earnings and profits. As a result, except with respect to certain distributions attributable to the sale of United States real property interests as described below, we expect to withhold United States federal income tax at the rate of 30% on any distributions made to a non-U.S. stockholder unless:

•	a lower treaty rate applies and the non-U.S. stockholder provides us with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced treaty rate, or

•	the non-U.S. stockholder provides us with an IRS Form W-8ECI claiming that the distribution is income effectively connected with the non-U.S. stockholder’s United States trade or business.

However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests. Distributions to a non-U.S. stockholder that we properly designate as capital gain dividends, other than those arising from the disposition of a United States real property interest, generally should not be subject to United States federal income taxation, unless:

(1)	the investment in our common stock is treated as effectively connected with the non-U.S. stockholder’s United States trade or business (and, if required by an applicable income tax treaty, the non-U.S. stockholder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a non-U.S. corporation may also be subject to a branch profits tax of up to 30%, as discussed above, or

(2)	the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. stockholder (even though the individual is not considered a resident of the United States), provided the non-U.S. stockholder has timely filed United States federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act, or FIRPTA, distributions to a non-U.S. stockholder that are attributable to gain from our sale or exchange of United States real property interests (whether or not designated as capital gain dividends) will cause the non-U.S. stockholder to be treated as recognizing such gain as income effectively connected with a United States trade or business. Non-U.S. stockholders would generally be taxed at the same rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax. We also will be required to withhold and to remit to the IRS 35% (or 20% to the extent provided in Treasury regulations) of any distribution to non-U.S. stockholders that is designated as a capital gain dividend or, if greater, 35% of any distribution to non-U.S. stockholders that could have been designated as a capital gain dividend. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. stockholder that is a corporation. The amount withheld is creditable against the non-U.S. stockholder’s United States federal income tax liability. However, any distribution with respect to any class of stock that is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 35% U.S. withholding tax described above, if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends.

Retention of Net Capital Gains. Although the law is not clear on the matter, it appears that amounts designated by us as retained net capital gains in respect of the common stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its United States federal income tax liability resulting from its proportionate share of the tax paid by us on such retained net capital gains, and to receive from the IRS a refund to the extent its proportionate share of such tax paid by us exceeds its actual United States federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, a non-U.S. stockholder should consult its tax advisor regarding the taxation of such retained net capital gain.

Sale of Our Common Stock. Gain recognized by a non-U.S. stockholder upon the sale, exchange or other taxable disposition of our common stock generally will not be subject to United States federal income taxation unless such stock constitutes a United States real property interest within the meaning of FIRPTA. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation” will constitute a United States real property interest. We believe that we are a United States real property holding corporation. Our common stock, however, will not constitute a United States real property interest so long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT in which at all times during a specified testing period, less than 50% in value of such REIT’s stock is held directly or indirectly by non-U.S. persons. We believe, but cannot guarantee, that we are a domestically-controlled qualified investment entity. Because our stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a domestically-controlled qualified investment entity.

Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our common stock not otherwise subject to FIRPTA will be taxable to a non-U.S. stockholder if either (1) the investment in our common stock is treated as effectively connected with the non-U.S. stockholder’s United States trade or business (and, if required by an applicable income tax treaty, the non-U.S. stockholder maintains a permanent establishment in the United States to which such gain is attributable) or (2) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met. In addition, even if we are a domestically-controlled qualified investment entity, upon disposition of our common stock, a non-U.S. stockholder may be treated as having gain from the sale, exchange or other taxable disposition of a United States real property interest if the non-U.S. stockholder (1) disposes of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a United States real property interest and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of our common stock during the 61-day period beginning with the first day of the 30-day period described in clause (1). The preceding sentence shall not apply to a non-U.S. stockholder if the non-U.S. stockholder did not own more than 5% of the stock at any time during the one year period ending on the date of the distribution described in clause (1) of the preceding sentence and the class of stock is “regularly traded,” as defined by applicable Treasury regulations. Non-U.S. stockholders should contact their tax advisors regarding the tax consequences of any sale, exchange, or other taxable disposition of our common stock.

Even if we do not qualify as a domestically-controlled qualified investment entity at the time a non-U.S. stockholder sells or exchanges our common stock, gain arising from such a sale, exchange or other taxable disposition would not be subject to United States federal income taxation under FIRPTA as a sale of a United States real property interest if:

(1)	our common stock is “regularly traded,” as defined by applicable Treasury regulations, on an established securities market such as the NYSE, and

(2)	such non-U.S. stockholder owned, actually and constructively, 5% or less of our common stock throughout the five year period ending on the date of the sale, exchange or other taxable disposition.

If gain on the sale, exchange or other taxable disposition of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a United States federal income tax return and would be subject to regular United States federal income tax with respect to such gain in the same manner as a taxable U.S. stockholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our common stock were subject to taxation under FIRPTA, and if shares of our common stock were not “regularly traded” on an established securities market, the purchaser of such common stock generally would be required to withhold and remit to the IRS 10% of the purchase price. If amounts withheld on a sale, redemption, repurchase, or exchange of our common stock exceed the non-U.S. stockholder’s substantive tax liability resulting from such disposition, such excess may be refunded or credited against such non-U.S. stockholder’s federal income tax liability, provided that the required information is provided to the IRS on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of our common stock may not satisfy a non-U.S. stockholder’s entire tax liability under FIRPTA, and such non-U.S. stockholder remains liable for the timely payment of any remaining tax liability.

Backup Withholding Tax and Information Reporting. Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder’s country of residence.

Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we have or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a United States person.

Backup withholding is not an additional tax. Rather, the United States federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is timely furnished to the IRS.

Tax Rates

The maximum tax rate for non-corporate taxpayers for capital gains, including certain “capital gain dividends,” is generally 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate). Capital gain dividends will only be eligible for the rates described above to the extent they are properly designated by the REIT as “capital gain dividends.” The maximum tax rate for non-corporate taxpayers for income that the REIT properly designates as “qualified dividend income” is generally 20%. However, dividends payable by REITs are not eligible for the 20% tax rate on qualified dividend income, except to the extent that certain holding requirements have been met and the REIT’s dividends are attributable to dividends received by the REIT from taxable corporations (such as the REIT’s taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year).

In addition, certain U.S. stockholders that are individuals, estates or trusts must pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our common stock.

Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, and gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the United States Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury regulations, withholding under FATCA generally applies to payments of dividends on our common stock and will apply to payments of gross proceeds from the sale or other disposition of common stock on or after January 1, 2017.

U.S. stockholders and prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

Other Tax Consequences

State, local and non-U.S. income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction or any federal tax other than the income tax. You should consult your tax advisors regarding the effect of state, local, non-U.S. and other tax laws with respect to our tax treatment as a REIT and an investment in our common stock.

PLAN OF DISTRIBUTION

Subject to the discussion below and in certain instances, we will distribute newly issued shares of common stock sold under the plan. Unless directed otherwise by Computershare Trust Company, N.A., purchases and sales under the plan usually will be made through a broker affiliated with Computershare Trust Company, N.A. You will only be responsible for a transaction fee and your pro rata share of trading fees and any brokerage commissions associated with your sales of shares of common stock attributable to you under the plan. We will pay for all fees and commissions associated with your purchases under the plan.

We may sell common stock to owners of shares (including brokers or dealers) who, in connection with any resales of such shares, may be deemed to be underwriters. These shares, including shares acquired through waivers granted with respect to the stock purchase program of the plan, may be resold in market transactions (including coverage of short positions) on any national security exchange or automated quotation system on which our common stock is traded or quoted, or in privately negotiated transactions. Our common stock is listed on the NYSE under the symbol “BMR.” The difference between the price owners who may be deemed to be underwriters pay us for shares of common stock acquired under the plan, after deduction of the applicable discount, and the price at which such shares are resold, may be deemed to constitute underwriting commissions received by these owners in connection with such transactions.

Pursuant to the plan, we may be requested to approve optional cash purchases in excess of the allowable maximum amounts pursuant to requests for waiver on behalf of participants that may be engaged in the securities business. In deciding whether to approve this request, we will consider relevant factors including, but not limited to:

•	the extent and nature of the participant’s participation in the plan;

•	our need for additional funds;

•	the attractiveness of obtaining the additional funds through the sale of common stock under the plan as compared to other sources of funds;

•	the purchase price likely to apply to any sale of common stock; and

•	the aggregate amount of optional cash purchases for which requests for waiver have been submitted by all participants.

Persons who acquire shares of common stock through the plan and resell them shortly after acquiring them, including coverage of short positions, under some circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Exchange Act and may be considered to be underwriters within the meaning of the Securities Act. We will not extend to this person any rights or privileges other than those to which it would be entitled as a participant, nor will we enter into any agreement with the person regarding the person’s purchase of the shares or any resale or distribution thereof. We may, however, approve requests for optional cash purchases by those persons in excess of allowable maximum limitations. If requests are submitted for any investment date for an aggregate amount in excess of the amount that we are willing to accept, we may honor the requests in order of receipt, pro rata or by any other method which we determine to be appropriate.

Subject to the availability of common stock registered for issuance under the plan, there is no total maximum number of shares that can be issued pursuant to the reinvestment of dividends. From time to time, financial intermediaries may engage in positioning transactions in order to benefit from the discount acquired through the reinvestment of dividends and optional cash payments under the plan.

Common stock may not be available under the plan in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any common stock or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Latham & Watkins LLP, San Diego, California. Venable LLP, Baltimore, Maryland, has issued an opinion to us regarding certain matters of Maryland law, including the validity of the common stock offered hereby.

EXPERTS

The consolidated balance sheets of BioMed Realty Trust, Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income, equity and cash flows for each of the years in the three-year period ended December 31, 2014 and the accompanying financial statement schedule III, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated balance sheets of BioMed Realty, L.P. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income, capital and cash flows for each of the years in the three-year period ended December 31, 2014 and the accompanying financial statement schedule III, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit reports covering the December 31, 2014 consolidated financial statements of BioMed Realty Trust, Inc. and BioMed Realty, L.P. refer to a change in the method for accounting for discontinued operations upon the adoption of FASB Accounting Standards Update No. 2014-08, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee. We will pay all of the costs identified below.

SEC Registration Fee	$—
Printing and Engraving Expenses(1)	$2,500
Legal Fees and Expenses(1)	$12,500
Accounting Fees and Expenses(1)	$7,500
Miscellaneous(1)	$2,500

Total(1)	$25,000

(1)	Estimated. Actual amounts to be determined from time to time.

Item 15. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate ourselves to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer or (2) any individual who, while a director or officer of our company and at our request, serves or has served another REIT, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such REIT, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such individual may become subject or which such individual may incur by reason of his or her service in such capacity. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity or (2) any individual who, while a director or officer of our company and at our request, serves or has served another REIT, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a trustee, director, officer, member, manager or partner and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was a result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.

We have entered into indemnification agreements with each of our executive officers and directors whereby we agree to indemnify such executive officers and directors to the maximum extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. The indemnification agreements require us to indemnify the director or officer party thereto, the indemnitee, against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the indemnitee or on his or her behalf in connection with a proceeding, unless it is established that one of the exceptions to indemnification under Maryland law set forth above exists. The indemnification agreements prohibit indemnification in connection with a proceeding that is brought by or in the right of our company if the director or officer is adjudged liable to us, unless a court orders indemnification, and then only for expenses.

In addition, the indemnification agreements require us to advance reasonable expenses incurred by the indemnitee within ten days of the receipt by us of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

•	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification, and

•	an undertaking by or on behalf of the indemnitee to repay the amount if it is ultimately determined that the standard of conduct was not met.

The indemnification agreements also provide for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of us.

In addition, our directors and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreement of BioMed Realty, L.P., the limited partnership in which we serve as sole general partner.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-3:

Exhibit

3.1	Articles of Amendment and Restatement of BioMed Realty Trust, Inc.(1)

3.2	Articles of Amendment of BioMed Realty Trust, Inc.(2)

3.3	Articles of Amendment of BioMed Realty Trust, Inc.(3)

3.4	Articles of Amendment of BioMed Realty Trust, Inc.(4)

3.5	Articles of Amendment of BioMed Realty Trust, Inc.(5)

3.6	Third Amended and Restated Bylaws of BioMed Realty Trust, Inc.(6)

3.7	Certificate of Limited Partnership of BioMed Realty, L.P.(7)

3.8	Certificate of Amendment of Certificate of Limited Partnership of BioMed Realty, L.P.(7)

3.9	Certificate of Amendment of Certificate of Limited Partnership of BioMed Realty, L.P.(8)

4.1	Form of Certificate for Common Stock of BioMed Realty Trust, Inc.(9)

5.1	Opinion of Venable LLP with respect to the legality of the shares being registered.

8.1	Opinion of Latham & Watkins LLP with respect to tax matters.

10.1	Fourth Amended and Restated Agreement of Limited Partnership of BioMed Realty, L.P. dated as of January 18, 2007.(10)

Exhibit

10.2	Amendment One to the Fourth Amended and Restated Agreement of Limited Partnership of BioMed Realty, L.P. dated as of February 6, 2014.(11)

10.3	Dividend Reinvestment and Stock Purchase Plan.(12)

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1).

23.3	Consent of KPMG LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on Signature Page).

99.1	Letter to Stockholders regarding Dividend Reinvestment and Stock Purchase Plan.(11)

(1)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on September 20, 2004.
(2)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2009.
(3)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 2010.
(4)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s and BioMed Realty, L.P.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2013.
(5)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 28, 2015.
(6)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 6, 2013.
(7)	Incorporated herein by reference to BioMed Realty Trust, Inc. and BioMed Realty, L.P.’s Registration Statement on Form S-4 (File No. 333-168968), filed with the Securities and Exchange Commission on August 20, 2010.
(8)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s and BioMed Realty, L.P.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 7, 2013.
(9)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Registration Statement on Form S-11, as amended (File No. 333-115204), filed with the Securities and Exchange Commission on May 5, 2004.
(10)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2007.
(11)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 10, 2014.
(12)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Registration Statement on Form S-3 (File No. 333-143658), filed with the Securities and Exchange Commission on June 11, 2007.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities

Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 28th day of August, 2015.

BIOMED REALTY TRUST, INC.

By:	/s/ Alan D. Gold
Alan D. Gold
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan D. Gold and Gary A. Kreitzer, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all pre-effective and post-effective amendments thereto as well as any related registration statements (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ALAN D. GOLD Alan D. Gold	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	August 28, 2015

/s/ GREG N. LUBUSHKIN Greg N. Lubushkin	Chief Financial Officer (Principal Financial Officer)	August 28, 2015

/s/ GARY A. KREITZER Gary A. Kreitzer	Executive Vice President and Director	August 28, 2015

/s/ STEPHEN A. WILLEY Stephen A. Willey	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	August 28, 2015

/s/ DANIEL M. BRADBURY Daniel M. Bradbury	Director	August 28, 2015

/s/ WILLIAM R. BRODY William R. Brody	Director	August 28, 2015

/s/ THEODORE D. ROTH Theodore D. Roth	Director	August 28, 2015

/s/ JANICE L. SEARS Janice L. Sears	Director	August 28, 2015

EXHIBIT INDEX

Exhibit

3.1	Articles of Amendment and Restatement of BioMed Realty Trust, Inc.(1)

3.2	Articles of Amendment of BioMed Realty Trust, Inc.(2)

3.3	Articles of Amendment of BioMed Realty Trust, Inc.(3)

3.4	Articles of Amendment of BioMed Realty Trust, Inc.(4)

3.5	Articles of Amendment of BioMed Realty Trust, Inc.(5)

3.6	Third Amended and Restated Bylaws of BioMed Realty Trust, Inc.(6)

3.7	Certificate of Limited Partnership of BioMed Realty, L.P.(7)

3.8	Certificate of Amendment of Certificate of Limited Partnership of BioMed Realty, L.P.(7)

3.9	Certificate of Amendment of Certificate of Limited Partnership of BioMed Realty, L.P.(8)

4.1	Form of Certificate for Common Stock of BioMed Realty Trust, Inc.(9)

5.1	Opinion of Venable LLP with respect to the legality of the shares being registered.

8.1	Opinion of Latham & Watkins LLP with respect to tax matters.

10.1	Fourth Amended and Restated Agreement of Limited Partnership of BioMed Realty, L.P. dated as of January 18, 2007.(10)

10.2	Amendment One to the Fourth Amended and Restated Agreement of Limited Partnership of BioMed Realty, L.P. dated as of February 6, 2014.(11)

10.3	Dividend Reinvestment and Stock Purchase Plan.(12)

23.1	Consent of Venable LLP (included in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 8.1).

23.3	Consent of KPMG LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on Signature Page).

99.1	Letter to Stockholders regarding Dividend Reinvestment and Stock Purchase Plan.(11)

(1)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on September 20, 2004.
(2)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2009.
(3)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 22, 2010.
(4)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s and BioMed Realty, L.P.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2013.
(5)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 28, 2015.
(6)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 6, 2013.
(7)	Incorporated herein by reference to BioMed Realty Trust, Inc. and BioMed Realty, L.P.’s Registration Statement on Form S-4 (File No. 333-168968), filed with the Securities and Exchange Commission on August 20, 2010.
(8)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s and BioMed Realty, L.P.’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 7, 2013.
(9)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Registration Statement on Form S-11, as amended (File No. 333-115204), filed with the Securities and Exchange Commission on May 5, 2004.

(10)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2007.
(11)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 10, 2014.
(12)	Incorporated herein by reference to BioMed Realty Trust, Inc.’s Registration Statement on Form S-3 (File No. 333-143658), filed with the Securities and Exchange Commission on June 11, 2007.